UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 Amendment No. 2
                                       to
                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


           Date of Report (Date of earliest reported): August 21, 2003



                              IDIAL NETWORKS, INC.
               (Exact name of registrant as specified in charter)



      Nevada                             0-24962            75-2863583
(State or other jurisdiction          (Commission          (IRS Employer
 of incorporation)                     File Number)         Identification No.)



  2204 Timberloch Place Suite 140, The Woodlands, TX          77380
       (Address of principal executive offices)             (Zip Code)



        Registrant's telephone number, including area code: 281-465-3100

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of GlobalNet, Inc.

          On May 20, 2003, Growth Enterprise Fund, S.A. ("GEF"), a Panamanian corporation, and GlobalNet Systems, Inc. ("GNSI"), a wholly-owned subsidiary of GEF and a Florida corporation, entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with The Titan Corporation ("Titan"), a Delaware corporation, and its wholly-owned subsidiary, GlobalNet, Inc. ("GlobalNet"), a Nevada corporation, whereby GNSI agreed to acquire 100% of the issued and outstanding common stock of GlobalNet from Titan in exchange for the assumption of certain liabilities of Titan (the "assumed liabilities"), and certain cash payment totaling approximately $1,100,000.

          Subsequently, on August 21, 2003, the Company entered into an Assignment and Assumption of Stock Purchase Agreement by and between the Company, GEF, GNSI and Titan (the "Assignment"), whereby GNSI transferred all of its rights and obligations under the Stock Purchase Agreement, including the right to receive all of the issued and outstanding common stock of GlobalNet, to the Company (the "Acquisition"). On August 21, 2003, amendments were made to the Stock Purchase Agreement to reflect certain payments made by GlobalNet after the date of the Stock Purchase Agreement. In connection with the Stock Purchase Agreement and the Assignment, promissory notes and accrued interest payable in the aggregate amount of approximately $15.6 million payable by GlobalNet to Titan were assigned to the Company (the "GlobalNet Notes"). As consideration for the Acquisition which was completed on August 21, 2003, the Company and GEF engaged in the following transactions with Titan:

o the Company issued a $1,500,000 principal amount promissory note to Titan (the "Titan Note");
o the Company paid $1,500,000 to Titan; and
o GEF paid $500,000 to Titan.

          In connection with the Assignment, on August 21, 2003, the Company entered into a Purchase Agreement with GEF whereby the Company issued to GEF a $500,000 principal amount promissory note, 100,000 shares of the Company's Series A Preferred Stock, 100,000 shares of Series B Preferred Stock and 60% (2,310,841,329 shares as of August 21, 2003; provided, however, in the event that Company does not payoff all of its outstanding secured convertible debentures purchased by an aggregate of five accredited investors purchased pursuant to the Securities Purchase Agreement dated February 2003, May 2003 and August 2003 prior to the expiration of 60 days from the date of this Agreement, then the Company will be required to issue 2,392,221,188 additional shares) of the Company's outstanding common stock, which such issuance is subject to the Company filing its Certificate of Amendment to its Certificate of Incorporation. In connection with the Acquisition, the Company pledged 100% of the stock of GlobalNet and the GlobalNet Notes to Titan as collateral to secure payment of the assumed liabilities and the Titan Note.

          The shares of Series A Preferred Stock carry limited voting rights, have a stated value of $106 per share and pay cumulative dividends at the rate of $5.30 per share per annum (5% of the stated value). Commencing on December 31, 2003, the Company is required to pay $118,910 of the Series A Preferred Stock on the first business day of each month, which such payment shall be for accrued but unpaid dividends, and to the extent of any excess over such accrued but unpaid dividends, redemption of shares of Series A Preferred Stock. At the option of the holder, the Company must redeem additional shares of the Series A Preferred Stock from the Company's Free Cash Balance, as defined in the Series A Preferred Stock Certificate of Designation. In addition, if the Company fails to make dividend payments on the Series A Preferred Stock, the Series A Preferred Stock is convertible into the Company's common stock at the option of the holder.

          The shares of Series B Preferred Stock have no limited voting rights, have a stated value of $50 per share and pay cumulative dividends at the rate of $2.50 per share per annum (5% of the stated value). Commencing on December 31, 2003, the Company is required to pay $56,090 of the Series A Preferred Stock on the first business day of each month, which such payment shall be for accrued but unpaid dividends, and to the extent of any excess over such accrued but unpaid dividends, redemption of shares of Series A Preferred Stock. At the option of the holder, the Company must redeem additional shares of the Series A Preferred Stock from the Company's Free Cash Balance, as defined in the Series A Preferred Stock Certificate of Designation.

          The shares of common stock and preferred stock issued, or to be issued, in connection with the acquisition of GlobalNet were not registered under the Securities Act of 1933, as amended (the "Act") and were issued in the reliance upon the exemption from registration provided by section 4(2) of the Act, on the basis that the acquisition is a transaction not involving a public offering. All certificates evidencing these securities bear a customary form of investment legend and may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Act or pursuant to an available exemption from such registration requirements.

          In order to fund the costs of the Acquisition, on August 21, 2003, the Company entered into a Securities Purchase Agreement with unrelated investors, in which the investors provided funding in the amount of $1,750,000. In exchange for such investment, the investors received convertible debentures.

          The debentures issued pursuant to the August 2003 Securities Purchase Agreement bear interest at 12% per year, mature two years from the date of issuance, and are convertible into our common stock, at a rate of $.0016 per share; however, if at any time the market price of our common stock is below $.0016, then the conversion price will be equal to the lesser of (i) $.0016, or
(ii) the average of the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 60%.

Appointment of New Director and Officer

          As a condition to the Acquisition, the Company's director prior to the transaction was initially required to appoint Robert Thorell and Arik Meimoun as members of the Board of Directors. However, after further discussion Arik Meimoun has been replaced as an appointee to the Board of Directors by David Halpern. The appointments of Robert Thorell and David Halpern are subject to the filing and mailing of an information statement pursuant to Rule 14f-1 as promulgated under the Securities Exchange Act of 1934, as amended.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of businesses acquired.

     1. Audited Financial Statements of GlobalNet, Inc. for the years ended December 31, 2002 and December 31, 2001.

     2. Unaudited Financial Statements of GlobalNet, Inc. for the six month period ended June 30, 2003.

(b)  Proforma Financial Information

     Proforma Financial Information.

(c) Exhibits.

     2.1 Stock Purchase Agreement by and among GlobalNet Systems, Inc, GlobalNet, Inc. and The Titan Corporation dated May 20, 2003.(1)

     2.2 Assignment and Assumption of Stock Purchase Agreement dated August 21, 2003 between GlobalNet Systems, Inc. and iDial Networks, Inc. (1)

     2.3 Securities Purchase Agreement dated August 21, 2003 by and between iDial Networks, Inc., Growth Enterprise Fund, S.A. and GlobalNet Systems, Inc. (1)

     2.4 Asset Purchase Agreement dated August 7, 2003 by and between iDial Networks, Inc. and GBLK Communications, LLC. (1)

     4.1 Securities Purchase Agreement dated August 21, 2003 between iDial Networks, Inc. and AJW Partners, LLC, AJW Offshore, Ltd, AJW Qualified Partners, LLC, New Millennium Capital Partners II, LLC and AJW Managed Account. (1)

     4.2 Secured Convertible Debenture with AJW Partners, LLC dated August 21, 2003. (1)

     4.3 Secured Convertible Debenture with AJW Offshore Ltd. dated August 21, 2003. (1)

     4.4 Secured Convertible Debenture with AJW Qualified Partners, LLC dated August 21, 2003. (1)

     4.5 Secured Convertible Debenture with New Millennium Capital Partners II, LLC dated August 21, 2003. (1)

     4.6 Secured Convertible Debenture with AJW Managed Account dated August 21, 2003. (1)

     4.7 Security Agreement dated August 21, 2003 between iDial Networks, Inc. and AJW Partners, LLC, AJW Offshore, Ltd, AJW Qualified Partners, LLC, New Millennium Capital Partners II, LLC and AJW Managed Account. (1)

     4.8 Intellectual Property Security Agreement dated August 21, 2003 between iDial Networks, Inc. and AJW Partners, LLC, AJW Offshore, Ltd, AJW Qualified Partners, LLC, New Millennium Capital Partners II, LLC and AJW Managed Account. (1)

     4.9 Registration Rights Agreement dated August 21, 2003 between iDial Networks, Inc. and AJW Partners, LLC, AJW Offshore, Ltd, AJW Qualified Partners, LLC, New Millennium Capital Partners II, LLC and AJW Managed Account. (1)

     10.1 Assignment and Assumption Agreement dated August 21, 2003 by and between The Titan Corporation and Growth Enterprise Fund, S.A. (1)

     10.2 Reimbursement Agreement dated August 21, 2003 by and between The Titan Corporation and iDial Networks, Inc. (1)

     10.3 Promissory Note dated July 24, 2003 payable by GlobalNet, Inc. to The Titan Corporation. (1)

     10.4 Promissory Note dated August 21, 2003 payable by iDial Networks, Inc. to The Titan Corporation. (1)

     10.5 Pledge Agreement dated August 21, 2003 by and between The Titan Corporation and iDial Networks, Inc. (1)

     10.6 Promissory Note dated August 21, 2003 payable by iDial Networks, Inc. to Growth Enterprise Fund, S.A. (1)

(1) Filed as an exhibit to Form 8-K Current Report filed with the Securities and Exchange Commission on September 5, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           IDIAL NETWORKS, INC.


Date:  November 3, 2003                     /s/Mark T. Wood
                                           ------------------
                                           Mark T. Wood, Chief Executive Officer

Exhibit A(1)


                         GLOBALNET, INC. AND SUBSIDIARY

                        Consolidated Financial Statements

                           December 31, 2002 and 2001

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report


The Board of Directors
The Titan Corporation:


We have audited the accompanying consolidated balance sheets of GlobalNet, Inc. and subsidiary (Company or Successor), a wholly owned subsidiary of The Titan Corporation, as of December 31, 2002, and of GlobalNet, Inc. and subsidiary (Company or Predecessor) as of December 31, 2001, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the periods from March 22, 2002 to December 31, 2002 (Successor period), and from January 1, 2002 to March 21, 2002 and for each of the years in the two-year period ended December 31, 2001 (Predecessor periods). These consolidated financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned Successor consolidated financial statements present fairly, in all material respects, the financial position of GlobalNet, Inc. and subsidiary, a wholly owned subsidiary of The Titan Corporation, as of December 31, 2002, and the results of their operations and their cash flows for the Successor period, in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the aforementioned Predecessor consolidated financial statements present fairly, in all material respects, the financial position of GlobalNet, Inc. and subsidiary as of December 31, 2001, and the results of their operations and their cash flows for the Predecessor periods, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 3 to the consolidated financial statements, effective March 21, 2002, The Titan Corporation acquired all of the outstanding stock of GlobalNet, Inc. and subsidiary in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the period after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 15 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 15. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


KPMG LLP
May 30, 2003

                         GLOBALNET, INC. AND SUBSIDIARY
                           Consolidated Balance Sheets
                           December 31, 2002 and 2001
                            December 31, December 31,

                                                                                          2002                  2001
                                    Assets                                            (Successor)        (Predecessor)
                                                                                   -------------------   -------------------
Current assets:
     Cash                                                                          $       981,296             1,641,278
     Accounts receivable, net of allowance for doubtful                                  4,551,574             3,261,938
        accounts of $2,318,159 and $2,256,483, respectively
     Prepaid expenses and other current assets                                             376,415                90,529
     Carrier deposits                                                                      578,072               480,633
                                                                                   -------------------   -------------------
                 Total current assets                                                    6,487,357             5,474,378
Property and equipment, net                                                              3,317,141             9,882,730
Intangible assets, net                                                                          --             1,266,668
Other assets                                                                                    --             1,263,818
                                                                                   -------------------   -------------------
                 Total assets                                                      $     9,804,498            17,887,594
                                                                                   ===================   ===================
                      Liabilities and Stockholders' Deficit
Current liabilities:
     Accounts payable                                                              $     4,513,930             9,662,885
     Due to MCI                                                                          9,856,797             7,082,482
     Accrued expenses                                                                      868,694               918,487
     Payable to Parent, net of receivable                                                1,761,991                    --
     Restructuring reserve                                                                 526,822                    --
     Deferred revenue                                                                      103,595                28,187
     Current portion of capital lease obligations                                        5,321,454             4,499,821
     Note payable to Parent                                                             10,854,601                    --
                                                                                   -------------------   -------------------
                 Total current liabilities                                              33,807,884            22,191,862

Capital lease obligations, net of current portion                                        2,277,372             6,730,956
Convertible note                                                                                --             2,180,553
Stockholders' deficit:
     Common stock; 25,000 shares authorized, no par value; 1,000 shares issued and outstanding at December 31, 2002 and 100,000,000 shares authorized,
        $0.001 par value; 32,379,374
        shares issued and outstanding at December 31, 2001                                      --                32,379
     Additional paid-in-capital                                                         31,001,282            25,477,950
     Accumulated deficit                                                               (57,282,040)          (33,407,982)
     Deferred compensation                                                                      --            (5,318,124)
                                                                                   -------------------   -------------------
                 Total stockholders' deficit                                           (26,280,758)          (13,215,777)
                                                                                   -------------------   -------------------
                 Total liabilities and stockholders' deficit                       $     9,804,498            17,887,594
                                                                                   ===================   ===================

          See accompanying notes to consolidated financial statements.

                         GLOBALNET, INC. AND SUBSIDIARY
                      Consolidated Statements of Operations Period from March 22, 2002 through December 31, 2002 (Successor period), period from January 1, 2002 through March 21, 2002 and years ended December 31, 2001 and 2000 (Predecessor periods)


                                                                       Successor
                                                                period             Predecessor periods
                                                             --------------   ----------------------------------------------
                                                           March 22, 2002     January 1,
                                                            through          2002 through
                                                           December 31,       March 21,
                                                             2002                2002            2001            2000
                                                           --------------   -------------   --------------  --------------
Revenue                                                    $ 79,241,463       19,735,591      76,987,474      78,090,535
Operating expenses:
    Data communications and telecommunications               72,560,190       18,237,365      70,343,236      74,330,916
    Network research and development (exclusive of
    $0, $643,929, $493,514 and
    $266,667 for the period from March 22,
    2002 through December 31, 2002, the
    period from January 1, 2002 through March 21, 2002,
    and the years ended
    December 31, 2001 and December 31, 2000,
    respectively, reported below as
    noncash stock compensation)                               3,529,187        1,473,871       6,048,027       3,151,171
    Selling and marketing                                       491,433          184,066         502,021       1,051,814
    General and administrative (exclusive of $0,
    $4,674,195, $3,607,814, and $2,233,713 for the
    period from March 22, 2002
    through December 31, 2002, the period from January 1,
    2002 through March 21, 2002,
      and the years ended December 31, 2001 and December
      31, 2000, respectively,
      reported below as
      noncash stock compensation)                             1,499,012        2,844,182       4,784,971       4,318,335
    Restructuring charges                                     1,113,112               --              --              --
    Fixed asset write-off                                     4,145,564               --              --              --
    Goodwill write-off                                       50,300,000               --              --              --
    Corporate allocations                                         8,883               --              --              --
    Bad debt expense (recovery)                                (100,000)         826,057       1,892,483         482,007
    Depreciation and amortization                             1,750,288        1,376,283       5,138,029       2,902,905
    Noncash stock compensation                                       --        5,318,124       4,101,328       2,500,380
                                                           --------------   -------------   --------------  --------------
             Total operating expenses                       135,297,669       30,259,948      92,810,095      88,737,528
                                                           --------------   -------------   --------------  --------------
             Operating loss                                 (56,056,206)     (10,524,357)    (15,822,621)    (10,646,993)
Interest on note payable to Parent                             (507,782)         (46,819)             --              --
Interest expense, net                                          (718,052)        (250,846)     (1,426,532)     (1,299,452)
Noncash financing cost                                               --       (1,284,651)       (487,063)             --
                                                           --------------   -------------   --------------  --------------
             Loss before income taxes                       (57,282,040)     (12,106,673)    (17,736,216)    (11,946,445)
Income taxes                                                         --               --              --             327
                                                           --------------   -------------   --------------  --------------
             Net loss                                       $(57,282,040)    (12,106,673)    (17,736,216)    (11,946,772)
                                                           ==============   =============   ==============  ==============
          See accompanying notes to consolidated financial statements.

                        GLOBALNET, INC. AND SUBSIDIARY
                Consolidated Statements of Stockholders' Deficit

                       Period from March 22, 2002 through December 31, 2002
            (Successor period), period from January 1, 2002
             through March 21, 2002 and years ended December
                     31, 2001 and 2000 (Predecessor periods)

                                                            GlobalNet, Inc.
                                        --------------------------------------------------------

                                         Common Stock         Additional                      Treasury Stock
                                      ------------------       paid-in      Accumulated       ---------------
                                      Shares       Amount      capital       deficit         Shares        Amount
                                  ------------   ------------ ------------  -------------  ------------ ------------
Balance at December 31, 1999               --     $      --            --             --            --  $        --

Exchange of members'
 interests for common stock                --            --            --             --

Contribution by shareholders               --            --            --             --            --           --

Issuance of restricted
 stock, net of contribution by
 shareholders                              --            --            --             --            --           --

Exchange of common
 shares in connection with merger
 with Rich Earth, Inc.             19,875,000        19,875    16,180,002     (3,678,997)     $125,000          125

Capital of Rich Earth,
 Inc. at time  of merger                   --        10,997    10,179,183             --            --           --

Issuance of common stock
 from private
 placement, net                       168,389           168     1,449,758             --            --           --

Forfeiture of restricted
 stock by employees upon
 termination                         (650,000)         (650)   (5,200,000)            --       650,000          650

Issuance of restricted
 stock from treasury                  775,000           775       581,250             --      (775,000)        (775)

Issuance of options
 and warrants
 to nonemployees                           --            --       267,097             --            --           --

Amortization of deferred
 compansation                              --            --            --             --            --           --

Net loss                                   --            --            --    (11,946,772)           --           --
                                  ------------  ------------  ------------  -------------  ------------ ------------

Balance at December 31,
 2000                              20,168,389        31,165    23,457,290    (15,625,769)          --           --

Issuance of shares for
 services rendered                    148,496           149        66,131             --           --           --

Issuance of common stock
 in February
 private placement, net               700,000           700       614,569             --           --           --

Issuance of warrants to
 advisors                                  --            --        97,919             --           --           --

Draw on equity line                   365,428           365       111,924             --           --           --

Incentive warrant
 discount related to
 April private placement                   --            --       301,751             --           --           --

Costs related to April
 private palcement                         --            --       146,157             --           --           --

Beneficial conversion
 feature:
 April private placement                   --            --       728,926             --           --           --

Deemed dividend related to
 April private placement                   --            --        45,997        (45,997)          --           --

Amortization of deferred
 compansation                              --            --       (92,714)            --           --           --

Net loss                                   --            --            --    (17,736,216)          --           --

                                  ------------  ------------   -----------  ------------- ------------ ------------
Balance at December 31,
 2001                              21,382,313        32,379    25,477,950    (33,407,982)          --           --

Conversion of convertible
 note                               4,888,263         4,889     2,196,497             --           --           --

Issuance of shares for
 legal settlement                    l350,000           350       227,150             --           --           --

Amortization of deferred
 compansation                              --            --            --             --           --           --

Net loss for period                        --            --            --    (12,106,673)          --           --
                                  ------------  ------------   -----------  ------------- ------------ ------------
Balance at March 21,
 2002                              26,620,576        37,618    27,901,597    (45,514,655)          --           --

Cancellation of shares
 outstanding                      (26,619,576)      (37,618)       37,618             --           --           --

Net effect of purchase
 accounting adjustments                    --            --     3,062,067     45,514,655           --           --

Net loss for period                        --            --            --    (57,282,040)          --           --
                                  ------------  ------------   -----------  ------------- ------------ ------------
Balance at December 31,
 2002                                   1,000   $        --    31,001,282    (57,282,040)          --           --
                                  ============  ============   ===========  ============= ============ ============

          See accompanying notes to consolidated financial statements.

                         GLOBALNET, INC. AND SUBSIDIARY
                Consolidated Statements of Stockholders' Deficit

                       Period from March 22, 2002 through December 31, 2002
            (Successor period), period from January 1, 2002
             through March 21, 2002 and years ended December
                     31, 2001 and 2000 (Predecessor periods)

                                                                                           DTA
                                                                                       Communications
                                                 GlobalNet International, Inc.          Network, LLC
                           --------------------------------------------------------  -----------------

                              Common Stock      Additional               Treasury Stock
                           ------------------   paid-in    Accumulated -----------------       Members'     Deferred        Total
                        Shares     Amount       capital     deficit      Shares      Amount       deficit  compensation    deficit
                     ----------- ----------- ------------- ------------ ----------- ----------- ----------- -----------  -----------
Balance at December
 31, 1999                   --          --            --           --         --      $ --     (3,678,995)          --   (3,678,995)

Exchange of members'
 interests for
 common stock            2,000           2            --   (3,678,997)                          3,678,995           --           --

Contribution by
 shareholders             (215)         --            --           --        215        --             --           --           --

Issuance of
 restricted
 stock, net of
 contribution by
 shareholders              203          --    16,200,000           --       (203)       --             --  (16,200,000)          --

Exchange of common
 shares in connection
 with merger with
Rich Earth, Inc.        (1,988)         (2)  (16,200,000)   3,678,997        (12)       --             --           --           --

Capital of Rich Earth,
 Inc. at time  of
 merger                     --          --            --           --         --        --             --           --   10,190,180

Issuance of common
 stock
 from private
 placement, net             --          --            --           --         --        --             --           --    1,449,926

Forfeiture of
 restricted
 stock by employees
 upon termination           --          --            --           --         --        --             --    4,450,000     (750,000)

Issuance of
 restricted
 stock from treasury        --          --            --           --         --        --             --     (581,250)          --

Issuance of options
 and warrants
 to nonemployees            --          --            --           --         --        --             --      (58,388)     208,709

Amortization of
 deferred
 compansation               --          --            --           --         --        --             --    3,041,671    3,041,671

Net loss                    --          --            --           --         --        --             --           --  (11,946,772)
                     ----------- ----------- ------------- ------------ ----------- ----------- ------------ ----------- -----------

Balance at December
 31, 2000                   --          --            --           --         --        --             --   (9,347,967) (11,485,281)

Issuance of shares
 for
 services rendered          --          --            --           --         --        --             --           --       66,280

Issuance of common
 stock in February
 private placement,
 net                        --          --            --           --         --        --             --           --      615,269

Issuance of warrants
 to advisors                --          --            --           --         --        --             --      (97,919)          --

Draw on equity line         --          --            --           --         --        --             --           --      112,289

Incentive warrant
 discount related to
 April private
 placement                  --          --            --           --         --        --             --           --      301,751

Costs related to
 April private
 palcement                  --          --            --           --         --        --             --           --      146,157

Beneficial conversion
 feature:
 April private
 placement                  --          --            --           --         --        --             --           --      728,926

Deemed dividend
 related to
 April private
 placement                  --          --            --           --         --        --             --           --           --

Amortization of
 deferred
 compansation               --          --            --           --         --        --             --    4,127,762    4,035,048

Net loss                    --          --            --           --         --        --             --           --  (17,736,216)
                     ----------- ----------- ------------- ------------ ----------- ----------- ----------- ----------- ------------

Balance at December
31, 2001                    --          --            --           --         --        --             --   (5,318,124) (13,215,777)

Conversion of
 convertible note           --          --            --           --         --        --             --           --    2,201,386

Issuance of shares
 for legal settlement       --          --            --           --         --        --             --           --      227,500

Amortization of
 deferred
 compansation               --          --            --           --         --        --             --    5,318,124    5,318,124

Net loss for period         --          --            --           --         --        --             --           --  (12,106,673)
                     ----------- ----------- ------------- ------------ ----------- ----------- ----------- ----------- -----------

Balance at March 21,        --          --            --           --         --        --             --           --  (17,575,440)
2002

Cancellation of
 shares outstanding         --          --            --           --         --        --             --           --           --

Net effect of
 purchase  accounting
 adjustments                --          --            --           --         --        --             --           --   48,576,722

Net loss for period         --          --            --           --         --        --             --           --  (57,282,040)
                     ----------- ----------- ------------- ------------ ----------- ----------- ----------- ----------- ------------

Balance at December
 31, 2002                   --          --            --           --         --        --             --           --  (26,280,758)
                     =========== =========== ============= ============ =========== =========== =========== =========== ============

                         GLOBALNET, INC. AND SUBSIDIARY
                      Consolidated Statements of Cash Flows
Period from March 22, 2002 through December 31, 2002 (Successor period), period from January 1, 2002 through March 21, 2002 and years ended December 31,
                       2001 and 2000 (Predecessor periods)

                                                              Successor period          Predecessor periods
                                                                -------------  --------------------------------------------

                                                                March 22, 2002  January 1,
                                                                  through       2002 through
                                                                 December 31,   March 21,
                                                                    2002           2002            2001           2000
                                                                -------------  -------------   -------------  -------------

Cash flows from operating activities:
    Net loss                                                    $(57,282,040)   (12,106,673)    (17,736,216)   (11,946,772)
    Adjustments to reconcile net loss to net cash provided by
      (used in) operating activities:
        Depreciation and amortization                              1,750,288      1,376,283       5,138,029      2,902,905
        Provision for (recovery of) doubtful accounts               (100,000)       826,057       1,892,483        482,007
        Noncash stock compensation                                        --      5,318,124       4,101,328      2,500,380
        Noncash financing costs                                           --      1,284,651         730,609            --
        Restructuring charges                                      1,113,112             --              --            --
        Goodwill write-off                                        50,300,000             --              --            --
        Fixed asset write-off                                      4,145,564
        Loss from disposal of equipment                                   --             --          95,079            --
        Changes in assets and liabilities:
          Restricted cash                                                 --             --         157,872       315,147
          Accounts receivable                                     (1,364,550)      (651,143)       (104,300)   (4,332,845)
          Due from related party                                          --             --              --        41,319
          Interest on Parent loan                                    507,782         46,819              --            --
          Prepaid expenses and other current assets                 (232,853)       (53,033)         60,952      (136,562)
          Carrier deposits                                          (755,449)       658,010        (358,125)           --
          Accounts payable                                        (2,397,837)    (2,751,119)      5,674,744     8,144,825
          Due to MCI                                                 622,440      2,151,875              --            --
          Restructuring reserve                                     (586,290)            --              --            --
          Payable to Parent, net of receivable                     1,761,991             --              --            --
          Salaries and wages payable                                      --             --              --      (176,083)
          Deferred revenue                                             8,882         66,526          28,187    (1,582,661)
          Accrued expenses                                        (1,472,138)     1,649,845         486,625       (67,819)
                                                                -------------  -------------   -------------  ------------
             Net cash provided by (used in) operating activities  (3,981,098)    (2,183,778)        167,267    (3,856,159)
                                                                -------------  -------------   -------------  -------------
 Cash flows from investing activities:
    Purchase of property and equipment                               (36,074)    (1,127,081)       (824,631)     (675,724)
                                                                -------------  -------------   -------------  -------------
             Net cash used in investing activities                   (36,074)    (1,127,081)       (824,631)     (675,724)
                                                                -------------  -------------   -------------  -------------
 Cash flows from financing activities:
    Proceeds from note payable with Rich Earth, Inc.                      --             --              --       800,000
    Proceeds from merger with Rich Earth, Inc.                            --             --              --     7,262,982
    Proceeds from private placements                                      --             --              --     1,449,926
    Proceeds from parent loan                                      7,300,000      3,000,000              --            --
    Proceeds from vendor financing                                        --      1,087,322              --            --
    Proceeds from March private placement of common stock, net            --             --         615,269            --
    Proceeds from equity line, net                                        --             --         112,289            --
    Proceeds from convertible note, net                                   --             --       1,512,911            --
    Repayments of principal on term loan                                  --             --              --      (617,039)
    Principal payments on capital lease obligations               (3,829,721)      (889,552)     (2,487,286)   (2,123,153)
                                                                -------------  -------------   -------------  -------------
             Net cash (used in) provided by financing
             activities                                            3,470,279      3,197,770        (246,817)    6,772,716
                                                                -------------  -------------   -------------  -------------
             Net increase (decrease) in cash                        (546,893)      (113,089)       (904,181)    2,240,833
Cash at beginning of period                                        1,528,189      1,641,278       2,545,459       304,626
                                                                -------------  -------------   -------------  -------------
 Cash at end of period                                          $    981,296      1,528,189       1,641,278     2,545,459
                                                                =============  =============   =============  =============
Supplemental disclosure of noncash financing and investing activity:
    Payment for purchase of 25% minority interest in and
    certain
      assets of GlobalNet, L.L.C. by Rich Earth, Inc.
      on behalf of Company                                      $         --             --              --     2,127,198
    Cancellation of notes payable to Rich Earth, Inc. in
    connection
      with merger with Rich Earth, Inc.                                   --             --              --     2,927,198
    Cash paid for interest                                           686,931        282,134       1,013,341     1,434,000
    Conversion of convertible note into equity                            --      2,201,386             --             --
    Equipment acquired under capital leases                               --             --        3,852,428    7,355,704
    Value of equipment refinanced under capital lease                     --             --        2,879,491           --
    Common stock issued for legal settlement                              --        227,500             --             --

 See accompanying notes to consolidated financial statements.

(1)  Nature of Organization and Business

     GlobalNet, Inc. (GlobalNet or the Company) provides global telecommunications, including high quality voice, fax, and other value-added applications on a wholesale basis over a managed Internet Protocol network to international carriers and other communication service providers in the United States and internationally.

     GlobalNet was formed on May 30, 2000, when GlobalNet International, Inc.
     (GII) merged with a subsidiary of Rich Earth, Inc. (Rich Earth) pursuant to an agreement (the Merger Agreement) whereby 20,000,000 shares of Rich Earth common stock were exchanged for 100% of the common stock of GII in a transaction accounted for as a reverse acquisition (Merger) of Rich Earth by GII using the purchase method of accounting. Prior to raising approximately $2.5 million to fund an acquisition by GII in a contemplated transaction as described herein, Rich Earth was a nonoperating public shell corporation with nominal assets. GII management controlled the combined company after the transaction. After the closing of the merger, Rich Earth changed its name to GlobalNet, Inc.

     The merger is considered by the Company to be a capital transaction in substance, rather than a business combination. That is, the merger is equivalent to the issuance of stock by the Company for the net monetary assets of Rich Earth, accompanied by a recapitalization. The accounting is identical to that resulting from a reverse acquisition, except that no goodwill or other intangible was recorded.

     As a result of the reverse merger, the operating entity, GII, continues as the operating entity under the GlobalNet, Inc. name, and its historical financial statements replaced those of Rich Earth.

     GII was formed in March 2000, when the members of DTA Communications Network, L.L.C. (DTA) exchanged their members' interests in DTA for common stock of GII, a newly formed C-corporation (Reorganization). DTA was organized in Illinois on May 22, 1996 as a limited liability company. On April 20, 1999, DTA and a Texas limited liability company formed an Illinois limited liability company, later named GlobalNet, L.L.C. DTA's interest in GlobalNet, L.L.C. was 75% at December 31, 1999. GlobalNet, L.L.C. was formed to provide wholesale carrier voice and fax, value-added applications, and third-generation application service provider products via an international Internet protocol-based network.

     On March 6, 2000, DTA agreed to purchase and subsequently did purchase the remaining 25% minority interest and certain assets from the minority owner of GlobalNet, L.L.C. for $2,000,000 and $127,198, respectively. The purchase of the minority interest increased DTA's interest in GlobalNet, L.L.C. to 100% and was accounted for under the purchase method of accounting.

     On March 21, 2002, GlobalNet, Inc. merged with a subsidiary of The Titan Corporation (Titan or Parent). In the merger, a wholly owned subsidiary of Parent merged into GlobalNet and all of GlobalNet's outstanding common shares and certain outstanding stock options and warrants were converted into Parent common shares, options and warrants, plus cash in lieu of fractional shares. The merger had an aggregate equity transaction value of approximately $31.0 million. The transaction was accounted for as a purchase. The excess of the purchase price of $31.0 million over the estimated fair market value of the net liabilities acquired of approximately $19.3 million was approximately $50.3 million, which was allocated to goodwill. After the merger, Parent reduced the number of shares of common stock outstanding in GlobalNet from 37,617,637 shares to 1,000 shares. As a result of the merger, the consolidated financial information for the period after the merger (Successor period) is presented on a different cost basis than that for the periods before the merger (Predecessor periods) and, therefore, is not comparable.

     The Company is subject to risks and uncertainties common to growing telecommunications-based companies, including rapid technological changes, low costs to customers of switching from carrier to carrier, failed alliances, and pricing pressures in the international long distance market.

(2)  Summary of Significant Accounting Policies

          Principles of Consolidation

          The consolidated financial statements for all periods presented include the accounts of GlobalNet, Inc. and its wholly owned subsidiary, GlobalNet International, Inc. All intercompany accounts and balances have been eliminated in consolidation.

          Issuance of Members' Interests by Subsidiary

          Prior to the Merger Agreement, the Company accounted for issuances of members' interests by its subsidiary as equity transactions, thereby recording the amount in excess of the parent's carrying value to members' equity.

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

          Fair Value of Financial Instruments

          Financial instruments consist principally of accounts receivable, carrier deposits, accrued expenses, accounts payable, notes payable, and capital leases. The estimated fair values of these instruments approximates their carrying values.

          Goodwill

          Effective January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets, which establishes financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. Under SFAS No. 142, goodwill and indefinite-lived intangible assets are no longer amortized but are reviewed at least annually for impairment. Separable intangible assets that have finite useful lives will continue to be amortized over their useful lives. SFAS No. 142 requires that goodwill be tested for impairment at the reporting unit level at adoption and at least annually thereafter, utilizing a two step methodology. The initial step requires the Company to assess whether indications of impairment exist. If indications of impairment are determined to exist, the second step of measuring impairment is performed, wherein the fair value of the relevant reporting unit is compared to the carrying value, including goodwill, of such unit. If the fair value exceeds the carrying value, no impairment loss is recognized. However, if the carrying value of the reporting unit exceeds its fair value, the goodwill of the reporting unit is impaired.

          Accounting for the Impairment of Long-lived Assets

          In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of Accounting Principles Board (APB) Opinion No. 30, Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business (as previously defined in that Opinion). The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company adopted SFAS No. 144 on January 1, 2002.

          Revenue Recognition

          The Company's revenue consists of the sale of wholesale carrier voice and fax, via an international network. Revenue is recognized as services are rendered. In order to mitigate risk of loss, several customers prepay for their services, in which case revenue is deferred and is recognized as minutes are utilized.

          Until October 2000, the Company also derived revenue from supplying underlying services, including value-added applications and the use of the Company's network, to issuers of prepaid phone cards. Those issuers prepaid for some or all of the services provided. Payments received in advance for such services were recorded as deferred revenue and were recognized as the prepaid phone cards were used. Sometimes, these cards expired without being fully used as they had lives of up to three months after the first use. The unused value was referred to as breakage and was recorded as revenue at the date of expiration. Subsequent to October 2000, prepaid phone service was insignificant.

          Research and Development Expenses

          The Company charges research and development expenses incurred in the development, expansion, operation, and support of the Company's global Internet Protocol network to network research and development as incurred.

          Stock-based Compensation

          The Company has elected to adopt the disclosure only provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Accordingly, the Company will continue to account for its stock-based compensation plans under the provisions of APB No. 25. The Company also follows the disclosure requirements of SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, which amends SFAS No. 123.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001

          As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described in APB No. 25 and has adopted the disclosure only provisions of SFAS No. 123. Compensation cost, if any, is measured as the excess of the quoted market price of the Company's stock on the date of grant over the exercise price of the grant. Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, the Company's results of operations would have been reduced to the pro forma amounts indicated below:

                                         Successor
                                            period                        Predecessor periods
                                        ----------------  ----------------------------------------------------
                                           March 22,        January 1,           Year              Year
                                         2002 through      2002 through          ended             ended
                                         December 31,        March 21,       December 31,      December 31,
                                             2002              2002              2001              2000
                                        ----------------  ----------------  ----------------  ----------------
Net loss, as reported                 $     (57,282,040)      (12,106,673)      (17,736,216)      (11,946,772)
Less - stock based employee
    compensation cost included
    in net loss as reported                          --         5,310,627         3,976,016         2,291,671
Plus - stock based employee
    compensation cost that would have been included in net loss if fair value method would have been
    applied to all awards granted                    --        (5,419,421)       (6,547,371)       (4,251,344)
                                        ----------------  ----------------  ----------------  ----------------
                Net loss, pro forma   $     (57,282,040)      (12,215,467)      (20,307,571)      (13,906,445)
                                        ================  ================  ================  ================

          Derivatives

          In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, (SFAS 133) which was later amended by Statement No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the effective date of FASB Statement No. 133 and by Statement No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities - an Amendment of FASB Statement No. 133 (collectively, the Standard). The Standard requires companies to record derivative instruments on the balance sheet as assets or liabilities measured at fair value. The accounting treatment of gains and losses resulting from changes in the value of derivatives depends on the use of the derivatives and whether they qualify for hedge accounting. The Standard was required to be adopted for financial statements issued for the fiscal year ending December 31, 2002. As the Company does not currently engage in derivatives or hedging transactions, there was no impact to the Company's results of operations, financial position, or cash flows upon the adoption of SFAS 133.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001


          Income Taxes

          Subsequent to the Reorganization, the Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109 (Statement 109), Accounting for Income Taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to the difference between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

          Prior to the Reorganization, the Company operated in the form of a limited liability company and accordingly, the Company's income tax liabilities were the responsibility of its members.

          Comprehensive Income

          In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, Reporting Comprehensive Income. The Company does not have any components of comprehensive income (loss) other than its reported net loss.

(3) Merger with a Subsidiary of The Titan Corporation

     On March 21, 2002, GlobalNet, Inc. merged with a subsidiary of The Titan Corporation (Titan or Parent). In the merger, a wholly owned subsidiary of Parent merged into GlobalNet and all of GlobalNet's outstanding common shares and certain outstanding stock options and warrants were converted into Parent common shares, options, and warrants, plus cash in lieu of fractional shares.

     On the date of the merger, Parent issued approximately 1,452,800 shares of common stock for all the common stock of GlobalNet at an aggregate value of $28.6 million, based on $19.67 per Parent share, the average market price for the 20 consecutive trading day period ended March 15, 2002, the date on which the formula for consideration became fixed, and assumed stock options and warrants representing approximately 77,900 shares of Parent common stock at an aggregate fair value of $0.8 million, based on an exchange ratio of 0.03853 shares of Parent common stock for each share of GlobalNet common stock. The transaction was accounted for as a purchase. The excess of the purchase price of $31.0 million over the estimated fair market value of the net liabilities acquired of approximately $19.3 million was approximately $50.3 million. In April 2002, Parent obtained an independent valuation completed by independent valuation specialists Bearing Point (formerly KPMG Consulting, Inc.) to assist in its purchase price allocation of the GlobalNet acquisition. The independent valuation was used by Parent to allocate $50.3 million to goodwill and $0 to intangible assets as of March 21, 2002. The $50.3 million allocated to goodwill includes $633,000 of unamortized goodwill recorded in connection with the acquisition of the remaining 25% minority interest in GlobalNet, L.L.C. in March 2000 and the reclassification to goodwill of an additional $633,000 of unamortized intangible assets recorded in connection with that acquisition.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001



     On July 11, 2002, Parent made the decision to exit its telecommunications business and to sell GlobalNet. Parent has determined that there has been an impairment of the carrying value of GlobalNet's goodwill of approximately $50.3 million in accordance with SFAS No. 142. The measurement of this impairment was evident based upon estimates of fair value, as determined by recent offers received by Parent from potential buyers, compared to the carrying value of the asset.

     In accordance with Staff Accounting Bulletins No. 54 and No. 73, the Company has "pushed down" to its stand-alone consolidated financial statements the purchase accounting adjustments and the subsequent write-off of goodwill recorded by Parent. As a result, the consolidated financial information for the period after the merger is presented on a different cost basis than that for the periods before the merger and, therefore, is not comparable.

     (4)  Restructuring Charges

     Included in the period from March 22, 2002 through December 31, 2002 (Successor period) is a $1.1 million restructuring charge. Approximately $0.3 million of the restructuring charge is related to the severance payment for certain employees terminated in July 2002 as part of a restructuring plan to reduce headcount and operating expenses.

     Approximately $0.7 million of the restructuring charge is related to lease agreements for circuits that the Company discontinued in July 2002 as a result of the Company's strategy to consolidate traffic in certain facilities in order to realize synergies and reduce operating costs. The charge represents the future payments for the remaining terms of those lease agreements.

     Approximately $52 thousand of the restructuring charge corresponds to the cost of closing the Company's office in Marietta, Georgia. The charge includes the future lease payments for the remaining term of the lease agreement and the moving expenses.

     The remaining $0.1 million of the restructuring charge is related to the Company's headquarters in Lombard, Illinois. The Company recorded a charge of 50% of the lease cost of its offices in Lombard for the remaining term of the lease agreement as a result of the current underutilization of the office space.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001

     The components of the restructuring charge and the expenses applied against the reserve for the period from March 22, 2002 through December 31, 2002 were as follows:

                                                           Charges
                                                           recorded
                                                         from March 22,
                                                             2002                 Costs                 Ending
                                                           through               applied               balance
                                                         December 31,            against             December 31,
                                                             2002                reserve                 2002
                                                      -------------------   -------------------   -------------------
Severance payments                                    $       278,609               278,609                    --
Unused circuit leases                                         681,311               239,378               441,933
Closing costs of Marietta office                               52,000                38,446                13,554
Under utilization cost of Lombard office                      101,192                29,857                71,335
                                                      -------------------   -------------------   -------------------
                                                      $     1,113,112               586,290               526,822
                                                      ===================   ===================   ===================

     (5)  Income Taxes

     No provision for U.S. Federal and state income taxes was recorded prior to March 2000, as such liability was the responsibility of the members of DTA, rather than of the Company. As a result of the change from an LLC to a C-corporation, the Company recorded an initial net deferred income tax asset of $5,825,052 to reflect the establishment of deferred tax assets and liabilities. However, due to the lack of certainty of recovery, a full valuation allowance was recorded against the initial and subsequent net deferred income taxes.

     The Company has Federal net operating loss carryforwards approximating $31,836,000, for the year ended December 31, 2002. Such losses are available to offset future taxable income and expire from 2020 to 2022. In addition, if certain substantial changes in the Company's ownership are deemed to have occurred, there would be an annual limitation on the amount of carryforwards which could be utilized.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001

     The provision for income taxes consists of the following:

                                            Successor
                                              period
                                         ------------------                 Predecessor periods
                                          March 22, 2002     --------------------------------------------------------
                                              through           January 1,
                                           December 31,        2002 through       December 31,        December 31,
                                               2002           March 21, 2002          2001                2000
                                         ------------------  -----------------  ------------------  -----------------
Current taxes:
    Federal                            $            --                 --                  --                 --
    State                                           --                 --                  --                327
                                         ------------------  -----------------  ------------------  -----------------
              Total                                 --                 --                  --                327
                                         ------------------  -----------------  ------------------  -----------------
Deferred taxes:
    Federal                                         --                 --                  --                 --
    State                                           --                 --                  --                 --
                                         ------------------  -----------------  ------------------  -----------------
              Total                                 --                 --                  --                 --
                                         ------------------  -----------------  ------------------  -----------------
              Provision for
                income taxes           $            --                 --                  --                327
                                         ==================  =================  ==================  =================

     The total tax provision differs from the amount computed by applying the Federal income tax rate of 35% to the loss before income taxes for the following reasons:

                                            Successor
                                              period
                                         ------------------
                                          March 22, 2002             Predecessor periods
                                                             --------------------------------------------------------
                                              through           January 1,
                                           December 31,        2002 through       December 31,        December 31,
                                               2002           March 21, 2002          2001                2000
                                         ------------------  -----------------  ------------------  -----------------
Expected income tax benefit at
    Federal income tax rate               $   (20,048,714)        (4,237,336)         (6,207,676)        (4,181,256)
Increase (decrease) in taxes resulting from
    prior year federal provision in
    return permanent adjustments                        --                 --             913,266                --
Increase (decrease) in taxes resulting from
    state income tax benefit, net of
    federal impact                                (899,734)          (190,160)           (829,958)          (699,259)
Meals and entertainment                              5,206              1,736               8,107              7,508
Deferred income and expense recognized
     on LLC tax return                                  --                 --                  --         (1,056,718)
Nondeductible write-down of goodwill            17,605,000                 --                  --            105,000
Nondeductible stock compensation                        --          1,738,698                  --                 --
Change in valuation allowance                    3,338,242          2,687,062           6,116,261          5,825,052
                                         ------------------  -----------------  ------------------  -----------------
                                          $             --                 --                  --                327
                                         ==================  =================  ==================  =================

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001


     Deferred tax assets (liabilities) are comprised of the following:
                                                                               December 31,          December 31,
                                                                                   2002                  2001
                                                                            -------------------   -------------------
Deferred tax assets:
     Accrued restructuring charge                                           $       224,717                    --
     Fixed assets                                                                 1,288,087                    --
     Noncash stock compensation expense                                                  --             2,820,230
     Bad debt reserves                                                              988,814               963,963
     Professional fees related to merger                                          1,475,630               660,910
     Deferred income                                                                 44,189                12,042
     Accrued legal fees                                                             156,757               156,994
     Goodwill amortization                                                          208,536               208,852
     Continuing operations NOL carryforward                                      13,603,440             7,158,921
                                                                            -------------------   -------------------
                 Total deferred tax assets                                       17,990,170            11,981,912
Valuation allowance                                                             (17,966,617)          (11,941,313)
                                                                            -------------------   -------------------
Deferred tax liabilities:
     Fixed assets                                                                        --               (39,023)
     Federal impact of state NOL carryforward                                       (23,553)               (1,576)
                                                                            -------------------   -------------------
                 Total deferred tax liabilities                                     (23,553)              (40,599)
                                                                            -------------------   -------------------
                 Net deferred income taxes                                  $            --                    --
                                                                            ===================   ===================

     The net change in the total valuation allowance for the years ended December 31, 2002 and 2001 was an increase of $6,025,304 and $6,116,261, respectively. In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which these temporary differences become deductible. This assessment was performed considering the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. Due to the Company's operating losses, there is uncertainty surrounding whether the Company will ultimately realize its deferred tax assets. Accordingly, these assets have been fully reserved.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001

     (6)  Property and Equipment

     Property and equipment consists of the following:

                                                                                                 December 31,
                                                                            -----------------------------------------
                                                                                   2002                  2001
                                                                               (Successor)          (Predecessor)
                                                                            -------------------   -------------------
Leasehold improvements                                                      $        20,181                40,362
Network equipment under capital leases                                            7,567,767            16,475,696
Furniture and equipment                                                             837,649             1,501,642
                                                                            -------------------   -------------------
                                                                                  8,425,597            18,017,700
Less accumulated depreciation and amortization                                    5,108,456             8,134,970
                                                                            -------------------   -------------------
                 Property and equipment, net                                $     3,317,141             9,882,730
                                                                            ===================   ===================

     Property and equipment are stated at cost. Equipment held under capital leases is stated at the lower of fair value of the asset or the net present value of the minimum lease payments at the inception of the lease. Depreciation expense is calculated using the straight-line method over the estimated useful lives of the assets which range from three to five years.

     In July 2002, it became uncertain whether the Company would be able to recover the carrying value of its property and equipment as a result of Parent's decision to exit the telecommunications business on July 11, 2002 and the current depressed market values for telecommunications assets. As a result, the Company determined that its property and equipment were impaired and recorded a $4,145,564 write-off, which represented 50% of the net book value of those assets as of June 29, 2002. Depreciation for the periods March 22, 2002 through December 31, 2002 and January 1, 2002 through March 21, 2002, and the years ended December 31, 2001, and 2000 was $1,750,288, $1,331,657, $4,738,029, and $2,569,573, respectively.
     Accumulated depreciation of assets recorded under capital leases was $4,654,638 and $7,616,491 at December 31, 2002 and 2001, respectively.

     (7)  Intangible Assets

     On March 6, 2000, DTA agreed to purchase and subsequently did purchase the remaining 25% minority interest and certain assets from the minority owner of GlobalNet, L.L.C. for $2,000,000 and $127,198, respectively. As a result, the Company recorded intangible assets of $2,000,000, which were being amortized over useful lives of five years. The purchase price was allocated $1,000,000 to acquired customer base and $1,000,000 to goodwill. The Company recorded $44,624, $400,000 and $333,332 of intangible asset amortization for the period January 1, 2002 through March 21, 2002, and for the years ended December 31, 2001 and 2000, respectively.

     As discussed in note 3, on March 21, 2002, the Company was acquired by Parent, and all intangible assets were revalued in purchase accounting. As a result, the Company recorded $50.3 million of goodwill.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001



     (8)  MCI Payment Agreement

     On February 27, 2002, the Company entered into an agreement with MCI WorldCom Network Services, Inc. (MCI) to refinance a $6,083,414 balance of past due payables (Payment Agreement). Pursuant to the Payment Agreement, the Company makes monthly payments to MCI with a final balloon payment of $3,633,414 due on March 31, 2003. See note 15.

     In connection with the refinancing of the past due payables, the Company made an annual revenue commitment to MCI of $22,000,000 for the year ended December 31, 2002. The services purchased by the Company from MCI during the year ended December 31, 2002 exceeded the amount of the revenue commitment and were under the Company's usual and customary terms with MCI.

     (9)  Leases and Commitments

     The Company leases various office facilities, cars, and equipment under operating leases with remaining terms of up to 3.5 years. Rent expense under operating leases was $299,289, $101,076, $563,749, and $315,658 for the periods March 22, 2002 through December 31, 2002, January 1, 2002 through March 21, 2002, and the years ended December 31, 2001, and 2000, respectively.

     In April 2001, the Company entered into an agreement with Cisco Systems Capital Corporation (Cisco Capital) to finance the purchase of Cisco equipment through 36-month capital leases with interest rates ranging from 4.5% to 5.2% and secured by all equipment related to the lease. The lease agreement contains certain covenants. At December 31, 2002, the Company utilized $4,514,158 under this credit facility, and the Company recorded a lease obligation of $3,351,821. At December 31, 2002, the Company does not have any additional availability under this credit facility.

     In April 2000, the Company entered into a $10,000,000 credit facility to be used for capital lease obligations with General Electric Capital Corporation (GE Capital). The Company entered into 36-month leases with interest rates of 13.2% and secured by all equipment related to the lease. At December 31, 2002, the outstanding balance under this credit facility was $2,620,809.

     In October 1999, the Company entered into certain capital leases for network equipment with PrinVest Financial Corp. (PrinVest). The total amount financed was approximately $5,268,000. On May 10, 2001, the Company refinanced these lease with another lender, ending an existing dispute with PrinVest. The outstanding balance under these leases on the date of the refinancing amounted to $2,730,000. After the refinancing, the interest cost on the leases decreased to 11.8% from 22.0%, and the term was extended to 36 months from the 18 months remaining under the original lease. The Company paid a $100,000 refinancing fee in connection with the refinancing of these leases, which was expensed as interest during the year ended December 31, 2001. At December 31, 2002, the outstanding balance for this lease was $1,566,017.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001


     Future minimum lease payments under capital leases and noncancelable operating lease at December 31, 2002 are as follows:

                                                                                  Operating              Capital
                                                                            -------------------   -------------------
2003                                                                        $       214,764             5,748,647
2004                                                                                 95,721             2,323,730
2005                                                                                 23,133                 6,378
2006                                                                                     --                    --
2007 and thereafter                                                                      --                    --
                                                                            -------------------   -------------------
                 Total future minimum lease payments                        $       333,618             8,078,755
                                                                            ===================
Less amount representing interest (rates ranging
     from 4.5% to 16.9%)                                                                                  479,929
                                                                                                  -------------------
                 Net present value of minimum lease payments                                            7,598,826
Less current portion                                                                                    5,321,454
                                                                                                  -------------------
                 Long-term portion, net of current portion                                        $     2,277,372
                                                                                                  ===================

     (10) Related Parties

     On January 6, 2002, GlobalNet and Parent entered into a secured note purchase agreement that was subsequently amended on August 30, 2002. Pursuant to this agreement, GlobalNet's outstanding debt was $10,300,000 at December 31, 2002. The loan is payable on demand and bears interest at 8% per annum. Accrued interest in connection with the loan amounted to $554,601 at December 31, 2002. Interest expense for the Successor period and January 1, 2002 through March 21, 2002 was $507,782 and $46,819, respectively.

     Parent paid on behalf of the Company $1,972,390 of the Company's expenses for the year ended December 31, 2002. The expenses paid by Parent on behalf of the Company included $1,564,489 of the Company's payroll, $261,709 of legal expenses, $8,883 of corporate allocations, and $137,309 of miscellaneous expenses. The Company recorded these expenses as a payable to Parent Company, which amounted to $1,972,390 at December 31, 2002.

     GlobalNet provides long-distance termination services in the United States to TTN Guatemala, a former subsidiary of Parent. The total amount invoiced by the Company to TTN Guatemala for these services amounted to $117,269 and $0 for the periods March 22, 2002 through December 31, 2002 and January 1, 2002 through March 21, 2002, respectively.

     The Company paid $46,847 in 2001 to a law firm for legal services provided by a partner who was a director of the Company until October 29, 2001.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001


     (11) Stockholders' Equity and Convertible Note

          Equity Transactions

          Reverse Merger

          On May 30, 2000, GlobalNet, Inc. was formed when GlobalNet International, Inc. (GII) merged with a subsidiary of Rich Earth, Inc. (Rich Earth) in a transaction accounted for as a reverse acquisition of Rich Earth by GII using the purchase method of accounting pursuant to an agreement (the Merger Agreement) whereby 20,000,000 shares of Rich Earth common stock were exchanged for 100% of the common stock of GlobalNet International, Inc. At the time of the Merger, Rich Earth had 9,960,000 common shares issued and outstanding.

          2000 Private Placements

          During the period from March 2000 through July 2000, 1,205,450 shares of common stock were issued in connection with two private placement transactions. The first private placement transaction sold 600,000 units at $10 per unit and resulted in the issuance of 600,000 common shares and grant of warrants to purchase an additional 300,000 shares of common stock at $15 per share. The second private placement transaction sold 605,450 units at $10 per unit and resulted in the issuance of 605,450 shares of common stock and the grant of warrants to purchase an additional 605,450 shares of common stock at $15 per share. Net proceeds of both private placements were $11,640,106.

          2001 Private Placements and Equity Transactions

          On March 21, 2001, the Company completed a private placement of 700,000 shares of common stock at $1.00 per share. The Company received net proceeds at the closing in the amount of $615,269, after deducting offering costs of $85,000. In addition, the Company issued warrants to purchase 75,000 shares of common stock at $1.20 to various entities assisting in the private placement. The Company filed a registration statement on Form S-3 to register the shares sold in the placement and the warrants granted to the placement agents. This registration statement was declared effective by the Securities and Exchange Commission on July 9, 2001.

          On April 9, 2001 (Closing Date), the Company entered into a securities purchase agreement (Agreement) whereby the Company issued a $2,000,000 convertible note (Note) and the purchaser agreed to purchase from time to time, subject to certain conditions, through April 9, 2002, up to $4,000,000 of the Company's common stock. The number of shares to be purchased and the price are to be determined based upon the Company's average current trading volume and stock price as defined in the Agreement. In addition, the purchaser has agreed not to acquire, through conversion of the Note, exercise of warrants, or purchase of equity, more than an aggregate of 9.9% of the Company's common stock as of any respective conversion, exercise, or purchase date. On the Closing Date, the purchaser made an initial purchase of 365,428 shares of the Company's common stock for an aggregate of $250,000. The Company received net proceeds at the closing in the amount of $2,140,976, after deducting related expenses. In addition, the Company paid offering costs of approximately $516,000 and issued warrants to purchase 333,333 shares of the Company's common stock at $0.89 per share and 225,000 shares of the Company's common stock at $0.85 per share. These warrants were valued at $172,000, of which $146,000 was allocated to the Note and $26,000 was allocated to equity.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001


          The Note has a maturity date of April 9, 2004 and does not bear interest unless the Company is in default of delivering conversion shares to the purchaser, or fails to repay the Note by the maturity date, in which case the Note bears interest at a rate of 8% per annum calculated from April 9, 2001. The Company also has the right to redeem the Note at redemption prices ranging from 112.5% to 140% of the principal amount of the Note, depending upon the time the Note is redeemed.

          In addition, the Company issued an incentive warrant to the purchaser representing the right to purchase 877,026 shares of the Company's common stock for $1.0262 per share. On the Closing Date, the Company also entered into a registration rights agreement with the purchaser whereby the Company is required to file a registration statement on behalf of the purchaser with respect to the shares purchased by it, the shares that may result from the conversion of the Note, and the warrant shares. The Company filed a registration statement on Form S-3 (Registration Statement) which was declared effective by the Securities and Exchange Commission on July 9, 2001.

          The Company also issued a protective warrant to the purchaser which only became exercisable on the effective date of the Registration Statement. Under the terms of the protective warrant, if the price of the Company's common stock as computed on the effective date of the Registration Statement was lower than the purchase price of the common stock on the Closing Date, the protective warrant became exercisable for a certain number of shares as defined in the Agreement. In accordance with the terms of the protective warrant, at the time the initial Registration Statement was declared effective, the protective warrant became exercisable for 24,405 shares of GlobalNet's common stock.

          As a result of the aforementioned transactions, the Company recorded approximately $729,000 of debt discount related to the Note's beneficial conversion feature, approximately $302,000 of debt discount related to the incentive warrants issued, approximately $97,000 of debt discount related to the investor fees for the Note, and approximately $536,000 of debt issuance costs. Each of these items was being amortized over the term of the Note. Unamortized balances aggregating $1,263,818 were reflected as other assets in the accompanying consolidated balance sheet as of December 31, 2001.

          2002 Conversion of the Note

          In January and February 2002, Crescent International, Ltd. (Crescent), the purchaser of the Note, delivered three conversion notices for the conversion of the $2,000,000 Note into 4,888,263 shares of Company common stock at an average conversion price of $0.41 per share. The conversion notices were accepted by the Company in accordance with the terms of the convertible note and the corresponding shares of the Company common stock were delivered to Crescent.

          As a result of the full conversion of the Note into Company common stock, the Company expensed the remaining unamortized balance of $1,263,818 related to debt discount related to the Note's beneficial conversion feature, the debt discount related to the incentive warrants issued, the debt discount related to investor fees, and the debt issuance costs.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001


          Stock-based Compensation

          Restricted Common Stock

          On May 15, 2000, the Company's board of directors authorized the issuance of 2,150,000 shares of restricted common stock to employees, directors, and consultants. Shares aggregating 2,025,000 were granted on May 15, 2000 at an estimated fair value of $16,200,000, which were being amortized over the vesting period of three years.

          During the fourth quarter of 2000, three employees that were granted a total of 650,000 shares of restricted common stock with an estimated fair value of $5,200,000 were terminated resulting in the forfeiture of the shares. All amounts recorded as stock-based compensation during 2000 related to these 650,000 shares were reversed in the period of forfeiture.

          On December 28, 2000, the Company issued 775,000 shares of restricted common stock to employees at an estimated fair value of $581,250, which were being amortized over the vesting period.

          On March 21, 2002, all the 2,150,000 shares of restricted common stock vested as a result of the change of control that resulted from the merger of GlobalNet with a wholly owned subsidiary of Parent. As a result of the vesting of restricted common stock, the Company expensed the remaining deferred stock compensation balance of $4,707,012 in the period January 1, 2002 through March 21, 2002 related to the issuance of restricted common stock.

          The Company recorded $5,310,627 and $3,976,016 of stock-based compensation for the period from January 1, 2002 through March 21, 2002 and for the year ended December 31, 2001, respectively, related to issuances of restricted common stock. At December 31, 2002, there were no restricted common shares outstanding.

          2001 Stock Incentive Plan

          On October 29, 2001, the Company's shareholders adopted the "2001 Stock Plan," (the 2001 Plan) in the annual stockholders' meeting. Under the 2001 Plan, the maximum aggregate number of shares that may be subject to option and sold is 6,000,000 shares. Under the terms of the 2001 Plan, options vest based on the vesting period as determined by the plan administrator.

          On October 29, 2001, the Company granted 25,000 options to each of its three non-employee Directors as compensation for being members of the Board. The options have an exercise price of $0.46 per share and a term of 10 years.

          2000 Stock Incentive Plan

          On May 3, 2000, the Company's board of directors adopted the "2000 Stock Plan," (the 2000 Plan). The maximum aggregate number of shares that may be subject to option and sold under the 2000 Plan is 3,000,000 shares. Under the terms of the 2000 Plan, options vest based on the vesting period as determined by the plan administrator.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001



          The Company granted 1,590,000 and 226,000 options to employees and directors under the 2000 Plan on May 15, 2000 and December 28, 2000, respectively. All of these options granted had a term of 5 years from the date of vesting and vested 33% on May 15, 2001, 33% on May 15, 2002, and the remainder on May 15, 2003. A total of 430,000 and 360,000 options were canceled during 2001 and 2000, respectively.

          On September 14, 2000, each of the seven non-employee Directors was granted 100,000 options. These options vest on the second anniversary of the grant date and expire on the 10th anniversary of the grant date. A total of 400,000 options were canceled in 2001 as a result of the resignation or non-reelection of four Directors.

          During 2000, the Company granted 45,000 options to consultants for services provided. Options for 35,000 shares of common stock were immediately vested, while the remaining 10,000 options vest over a period of three years.

          On July 1, 2001, the Company granted 10,000 options to an employee under the 2000 Plan. Options have a term of 5 years from date of vesting and vest 66% on May 15, 2002 and 34% on May 15, 2003.

          The Stock Incentive Plan was canceled on March 21, 2002 when GlobalNet merged into a wholly owned subsidiary of Parent. The 1,595,000 options that were out of the money on March 21, 2002 were forfeited. The 261,000 options that were in the money on March 21, 2002 were exchanged for Parent options based on an exchange ratio of 0.03853 shares of Parent common stock for each share of GlobalNet common stock.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001


          Stock option activity is as follows:

                                                                                               Weighted
                                                                          Weighted              average
                                                                           average             fair value
                                                     Number               exercise              on grant
                                                    of shares               price                 date
                                                ------------------    ------------------   -------------------
Outstanding, December 31, 1999                                 --      $             --
Granted                                                 2,561,000                  9.51     $            5.40
Forfeited                                                (360,000)                 7.80
                                                ------------------    ------------------
Outstanding, December 31, 2000                          2,201,000                  9.83
Granted                                                    85,000                  0.51                  4.32
Forfeited                                                (430,000)                14.94
                                                ------------------    ------------------
Outstanding, December 31, 2001                          1,856,000                  8.22
Granted                                                        --                    --
Converted into Parent options                            (261,000)                 0.67
Forfeited                                              (1,595,000)                 9.46
                                                ------------------    ------------------
Outstanding, March 21, 2002                                    --      $             --
                                                ==================    ==================

          There was no option activity during the period March 22, 2002 through December 31, 2002 and there were no options outstanding as of December 31, 2002.

          The Company elected to follow APB No. 25 and related interpretations in accounting for its stock options. See note 2 for a calculation of the Company's pro-forma net loss under the fair value method pursuant to SFAS No. 123. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model using the following weighted average assumptions: zero dividend yield; expected lives of 3.7 years in 2001 and 3.6 years in 2000; expected volatility of 65% in 2001 and 66% in 2000; and a risk free interest rate of 6.30% in 2001 and 6.40% in 2000.

     (12) Credit and Business Concentrations

     SFAS No. 105, Disclosure of Information About Financial Instruments With Off-Balance Sheet Risk, requires disclosure of any significant off-balance sheet and credit risk concentrations. The Company has no significant off-balance sheet concentrations such as foreign exchange contracts, option contracts, or other foreign hedging arrangements. The Company maintains the majority of its cash in one financial institution.

     A significant portion of the Company's revenue is concentrated among a few large customers. The largest customer represented 64% and 54% of total revenue for the periods March 22, 2002 through December 31, 2002 and January 1, 2002 through March 21, 2002, respectively. The next three largest customers represented 16% and 31% of total revenue for the periods March 22, 2002 through December 31, 2002 and January 1, 2002 through March 21, 2002, respectively. The three largest customers represented 77% and 60% of total revenue in 2001 and 2000, respectively. Accounts receivable from the largest three customers were approximately $3,494,260 and $2,141,288 at December 31, 2002 and 2001, respectively.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001



     GlobalNet's primary customer, Global Crossing Ltd. (Global Crossing), filed for protection under Chapter 11 of the United States Bankruptcy code in January 2002. As of the date of petition, Global Crossing maintained an outstanding balance due to the Company of $705,000, which has been included in the allowance for doubtful accounts at December 31, 2002. Subsequent to the bankruptcy filing, Global Crossing has resumed business with GlobalNet on substantially similar terms and for similar volumes as prior to the filing.

     The Company currently uses one primary wholesale carrier voice and fax telecommunication services provider. Amounts due to this supplier were $9,856,797 at December 31, 2002, net of the Company's receivable from the supplier of $40,504. An unfavorable change in this supplier's payment terms or a change in primary supplier could have an adverse effect on the Company's business and liquidity.

     (13) Geographic and Business Segment Information

     The Company has adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which establishes standards for reporting information regarding operating segments in annual financial statements and requires select information for those segments to be presented in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and assess performance. The Company's chief decision-maker, as defined under SFAS No. 131 is the Chief Executive Officer. To date, the Company has viewed its operations and manages its business as one operating segment - telecommunication services.

     Data relating to the Company's operations by geographic area is set forth below:

                                            United States           Mexico             Other               Total
                                         -----------------   -----------------  -----------------   -----------------
January 1, 2002 through
     March 21, 2002
     Revenues                          $               --          16,122,004          3,613,587          19,735,591
March 22, 2002 through
     December 31, 2002
     Revenues                                          --          65,572,311         13,669,152          79,241,463
2002:
     Identifiable assets                        3,317,141                  --                 --           3,317,141
2001:
     Revenues                                          --          66,386,097         10,601,377          76,987,474
     Identifiable assets                        9,882,730                  --                 --           9,882,730
2000:
     Revenues                                          --          37,312,408         40,778,127          78,090,535
     Identifiable assets                       10,038,779                  --                 --          10,038,779

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001


     The Company's revenues are primarily generated by providing telecommunication services to Mexico and other Latin America countries on behalf of the Company's customers. However, all of the tangible assets of the Company are located in the United States.

     (14) Litigation

     The Company is from time to time subject to litigation incidental to its business. The Company believes that the results of the following asserted and potential litigation and other potential legal proceedings will not have a material adverse effect on its business, financial condition, results of operations, or liquidity of the Company.

     The XEX Consulting Company, Inc. - In November 2001, an action was filed against the Company and others by XEX Consulting Company, Inc. (XEX). The Complaint alleges, among other things, that the defendants engaged in a fraudulent scheme of manipulating the market for GlobalNet common stock and failed to disclose certain matters. The plaintiff seeks compensatory damages in the amount of $3 million together with punitive damages. The Company believes that it has meritorious defenses to this action which it intends to assert vigorously.

     Wholesale Telecom Corporation - In October 2001, GlobalNet filed a complaint against Wholesale Telecom Corporation (WTC) in the Circuit Court of the 11th Judicial Circuit for Dade County (Florida) seeking to recover $536,578.66 (plus interest since October 23, 2000) of past-due unpaid amounts for telecom services provided by GlobalNet. In June 2002, WTC filed a counterclaim alleging violations of the Communications Act and fraud, and seeking punitive damages in excess of $1 million. The counterclaim alleges that the Company has "knowingly issued fraudulent invoices." GlobalNet believes that it has good and meritorious defenses against the counterclaim.

     Manuel Dreyfus - On February 25, 2003, Manuel Dreyfus filed a complaint against GlobalNet and its former President. The complaint seeks to recover $40,000 of expenses that the plaintiff claims to have incurred on behalf of Global Telekom Ventures, Inc. (GTV), a company owned by the Company's former President, in 1998 and 1999. GlobalNet has never had an equity interest and/or a commercial relationship with GTV. The plaintiff also alleges that he had an oral one-year employment agreement with GlobalNet and that he was verbally granted 100,000 shares of GlobalNet's common stock. The plaintiff alleges that GlobalNet was in breach of this oral employment agreement when he was terminated in November 2000 and that he is owed 100,000 shares of GlobalNet's common stock. The Company believes that it has good and meritorious defenses against this complaint.

     Interwest Transfer Co., Inc. - Interwest Transfer Co., Inc. (Interwest) was the transfer agent of Rich Earth, Inc. (Rich Earth), a publicly traded shell company acquired by GlobalNet in a "reverse merger" transaction in May 2000. Interwest is currently a defendant in the litigation between two former shareholders of Rich Earth over the ownership of a stock certificate. Under the transfer agent agreement between Interwest and Rich Earth, GlobalNet (as the successor company of Rich Earth) is indemnifying Interwest from any potential loss (and legal expenses) that could arise from such litigation. The Company believes that the resolution of this litigation will not have a material adverse effect on the Company.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001


     Star Telecommunications, Inc. - On May 15, 2003, an action was commenced in the United States Bankruptcy Court for the District of Delaware against GlobalNet by the Liquidating Trustee of the Star Creditors' Liquidating Trust. The complaint alleges that GlobalNet received preferential payments of $754,548 from Star Telecommunications, Inc. (Star) within the 90 days prior to Star's Chapter 11 bankruptcy filing on March 13, 2001 and seeks the refund of these payments. The Company believes that the payments were in the ordinary course of business and in accordance with the credit terms and, therefore, believes it has good and meritorious defenses against this complaint.

     (15) Management's Plans and Intentions for Continuing Operations

     The Company has negative working capital at December 31, 2002 and has experienced negative operating cash flows as well as significant operating losses since its inception in 1996. Additionally, on July 11, 2002, Parent made the decision to exit its telecommunications business and to sell GlobalNet. This raises substantial doubt about the Company's ability to continue as a going concern.

     Management is exploring different alternatives to address its short-term and long-term financing needs. Such alternatives range from cutting operating expenses in order to enhance the internal generation of cash flows to potentially selling the Company to a third party. See note 16 for further details on a pending transaction. There can be no assurances, however, that the Company will be successful in implementing any of these alternatives.

    (16) Subsequent Events

     On February 6, 2003, Parent loaned the Company $1,500,000 for working capital purposes, of which $500,000 was repaid to Parent on May 30, 2003.

     On March 28, 2003, the Company wire-transferred $2,500,000 to Parent to partially fund the balloon payment due on March 31, 2003 pursuant to a Payment Agreement with MCI. On March 31, 2003, Parent paid, on behalf of the Company, the outstanding balance of $3,633,414 under the Payment Agreement with MCI. This resulted in an increase of $1,133,414 in the intercompany loan balance due to Parent, which amounted to $13,363,819 as of May 30, 2003.

     On April 15, 2003, GlobalNet International, Inc., a wholly owned subsidiary of GlobalNet, Inc., was converted to a single member Delaware limited liability company, GlobalNet International, L.L.C., in which GlobalNet, Inc. is the sole member.

     On May 20, 2003, Parent entered into a Stock Purchase Agreement with GlobalNet Systems, Inc. (GlobalNet Systems), a Florida corporation and a wholly owned subsidiary of Growth Enterprise Fund, a Panama corporation. Pursuant to the Stock Purchase Agreement, GlobalNet Systems agreed to purchase from Parent all the Company's outstanding common stock and to obtain releases from GlobalNet's creditors for certain guarantees issued by Parent for certain GlobalNet's obligations. The only remaining condition to the closing of the purchase is the delivery of audited financial statements of GlobalNet to the buyer.

     (17) Events (Unaudited) Subsequent to the Date of the Independent Auditor's Report

     On August 25, 2003, iDial Networks, Inc. (iDial) consummated the purchase of all the outstanding common stock of GlobalNet from Titan. Prior to that, on May 20, 2003, Titan had entered into a Stock Purchase Agreement with GlobalNet Systems, Inc. (GlobalNet Systems), a Florida corporation and a wholly owned subsidiary of Growth Enterprise Fund (GEF), a Panamanian corporation. On August 21, 2003, iDial entered into an Assignment and Assumption of the Stock Purchase Agreement with GEF, GlobalNet Systems and Titan (the Assignment), whereby GlobalNet Systems transferred all its rights and obligations under the Stock Purchase Agreement, including the right to receive all the outstanding common stock of GlobalNet, to iDial.

     In connection with the Stock Purchase Agreement and the Assignment, promissory notes and accrued interest payable in the aggregate amount of approximately $15.6 million payable by GlobalNet to Titan were assigned to iDial.

Exhibit A (2)

                         GLOBALNET, INC. AND SUBSIDIARY
                           Consolidated Balance Sheets
               At June 28, 2003 (unaudited) and December 31, 2002


                                Assets                                       June 28, 2003       December 31, 2002
                                                                              (unaudited)
                                                                           -------------------  ---------------------
Current assets:
     Cash                                                                   $      4,534,423     $           981,296
     Accounts receivable, net of allowance for doubtful                            3,597,797               4,551,574
        accounts of $2,270,449 and $2,318,159, respectively
     Prepaid expenses and other current assets                                       292,822                 376,415
     Carrier deposits                                                                572,139                 578,072
                                                                           ------------------   ---------------------
                  Total current assets                                             8,997,181               6,487,357
Property and equipment, net                                                        2,915,544               3,317,141

                                                                           ------------------   ---------------------
                  Total assets                                              $     11,912,725 $             9,804,498
                                                                           ==================   =====================
                  Liabilities and Stockholders' Deficit
Current liabilities:
     Accounts payable                                                      $       3,269,813    $          4,513,930
     Due to MCI                                                                   14,740,633               9,856,797
     Accrued expenses                                                                602,415                 868,694
     Payable to Parent, net of receivable                                          3,161,258               1,761,991
     Restructuring reserve                                                           305,588                 526,822
     Deferred revenue                                                                 63,571                 103,595
     Current portion of capital lease obligations                                  3,997,638               5,321,454
     Note payable to Parent                                                       12,326,332              10,854,601
                                                                           ------------------   ---------------------
                  Total current liabilities                                       38,467,248              33,807,884

Capital lease obligations, net of current portion                                    756,134               2,277,372

Commitments and contingencies                                                             --                      --
Stockholders' deficit:
     Common stock; 25,000 shares authorized, no par value; 1,000 shares issued and outstanding
     Additional paid-in-capital                                                   31,001,282               31,001,282
     Accumulated deficit                                                         (58,311,940)             (57,282,040)
                                                                           ------------------        -----------------
                 Total stockholders' deficit                                     (27,310,658)             (26,280,758)
                                                                           ------------------        -----------------
                 Total liabilities and stockholders' deficit               $      11,912,725         $      9,804,498
                                                                           ==================        =================

          See accompanying notes to consolidated financial statements.

                         GLOBALNET, INC. AND SUBSIDIARY
                Consolidated Statements of Operations (unaudited)
            For the Six Months Ended June 28, 2003 and June 29, 2002

                                                                         ------------------  -----------------
                                                                                                Six months
                                                                         Six months ended       ended June 29,
                                                                         June 28, 2003              2002
                                                                         ------------------  -----------------
Revenue                                                                  $      54,022,229   $     47,930,447
Operating expenses:
    Data communications and telecommunications                                  50,238,410         43,805,572

    Network research and development (exclusive of $0 for the six months ended
       June 28, 2003, and $643,929 for the six months ended June 29, 2002 reported below as noncash
       stock compensation)                                                       1,892,422          3,148,810
    Selling and marketing                                                          219,091            413,641
    General and administrative (exclusive of $0 for the six months ended June 28, 2003, and $4,674,195 for the six months ended
       June 29, 2002 reported below as noncash stock compensation)               1,146,490          3,429,278
    Restructuring charges                                                              987                --
    Corporate allocations                                                            4,440              3,540
    Bad debt expense                                                                    --            726,057
    Depreciation and amortization                                                  777,818          2,244,097
    Noncash stock compensation                                                         --           5,318,124
                                                                         ------------------  -----------------
               Total operating expenses                                         54,279,658         59,089,119
                                                                         ------------------  -----------------
               Operating loss                                                     (257,429)       (11,158,672)
Interest on note payable to Parent                                                (471,731)          (142,666)
Interest expense, net                                                             (300,739)          (544,648)
Noncash financing cost                                                              --             (1,284,651)
                                                                         ------------------  -----------------
               Loss before income taxes                                         (1,029,899)       (13,130,637)
Income taxes                                                                        --                 --
                                                                         ------------------  -----------------
               Net loss                                                  $      (1,029,899)  $    (13,130,637)
                                                                         ==================  =================

          See accompanying notes to consolidated financial statements.

                         GLOBALNET, INC. AND SUBSIDIARY
                Consolidated Statements of Cash Flows (unaudited)
            For the Six Months Ended June 28, 2003 and June 29, 2002

                                                                   Six months
                                                                    ended Six
                                                                    months ended
                                                                    June 28,
                                                                    2003 June
                                                                    29, 2002
                                                                   ----------------  ----------------
Cash flows from operating activities:
    Net loss                                                        $   (1,029,899)   $  (13,130,637)
    Adjustments to reconcile net loss to net cash provided by
      (used in) operating activities:
        Depreciation and amortization                                      777,818         2,244,097
        Provision for doubtful accounts                                    (47,710)          726,057
        Noncash stock compensation                                              --         5,318,124
        Noncash financing costs                                                 --         1,284,651
        Changes in assets and liabilities:
          Accounts receivable                                            1,001,487           467,578
          Due from related party                                                --          (182,609)
          Interest on Parent loan                                          471,731           142,666
          Prepaid expenses and other current assets                         83,593           (99,175)
          Carrier deposits                                                   5,933            53,673
          Accounts payable                                              (1,244,117)       (5,853,468)
          Due to MCI                                                     4,883,836         4,407,734
          Restructuring reserve                                           (221,234)               --
          Payable to Parent, net of receivable                           1,399,267           284,879
          Salaries and wages payable                                            --                --
          Deferred revenue                                                 (40,024)          657,043
          Accrued expenses                                                (266,279)          (93,844)
                                                                   ----------------  ----------------
             Net cash provided by (used in) operating activities         5,774,403        (3,773,231)
                                                                   ----------------  ----------------
 Cash flows from investing activities -
    purchase of property and equipment                                    (376,221)       (1,098,458)
                                                                   ----------------  ----------------
             Net cash used in investing activities                        (376,221)       (1,098,458)
                                                                   ----------------  ----------------
 Cash flows from financing activities:

    Proceeds from parent loan                                            1,000,000         5,900,000
    Proceeds from vendor financing                                              --         1,087,322

    Principal payments on capital lease obligations                     (2,845,055)       (2,015,220)
                                                                   ----------------  ----------------
             Net cash (used in) provided by financing activi            (1,845,055)        4,972,102
                                                                   ----------------  ----------------
             Net increase (decrease) in cash                             3,553,127           100,413
Cash at beginning of period                                                981,296         1,641,278
                                                                   ----------------  ----------------
 Cash at end of period                                                 $ 4,534,423      $  1,741,691
                                                                   ================  ================

Supplemental disclosure of noncash financing and investing activity:
    Payment for purchase of 25% minority interest in and certain assets of GlobalNet, L.L.C. by Rich Earth, Inc.
      on behalf of Company                                             $        --       $        --
    Cash paid for interest                                                 283,276           544,706
    Conversion of convertible note into equity                                  --         2,201,386
    Equipment acquired under capital leases                                     --         1,087,322
    Common stock issued for legal settlement                           $        --      $    227,500

          See accompanying notes to consolidated financial statements.

 NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 28, 2003


(1) Organization and Description of Business

GlobalNet, Inc. (GlobalNet or the Company) provides global telecommunications, including high quality voice, fax, and other value-added applications over an international network.

GlobalNet was formed on May 30, 2000, when GlobalNet International, Inc. (GII) merged with a subsidiary of Rich Earth, Inc. (Rich Earth) pursuant to an agreement (the Merger Agreement) whereby 20,000,000 shares of Rich Earth common stock were exchanged for 100% of the common stock of GII in a transaction accounted for as a reverse acquisition (Merger) of Rich Earth by GII using the purchase method of accounting. Prior to raising approximately $2.5 million to fund an acquisition by GII in a contemplated transaction as described herein, Rich Earth was a non-operating public shell corporation with nominal assets. GII management controlled the combined company after the transaction. After the closing of the merger, Rich Earth changed its name to GlobalNet, Inc. As a result of the reverse merger, the operating entity, GII, continues as the operating entity under the GlobalNet, Inc. name, and its historical financial statements replaced those of Rich Earth.

GII was formed in March 2000, when the members of DTA Communications Network, L.L.C. (DTA) exchanged their members' interests in DTA for common stock of GII, a newly formed C-corporation (Reorganization). DTA was organized in Illinois on May 22, 1996 as a limited liability company. On April 20, 1999, DTA and a Texas limited liability company formed an Illinois limited liability company, later named GlobalNet, L.L.C. DTA's interest in GlobalNet, L.L.C. was 75% at December 31, 1999. GlobalNet, L.L.C. was formed to provide wholesale carrier voice and fax, value-added applications, and third-generation application service provider products via an international Internet protocol-based network.

On March 6, 2000, DTA agreed to purchase and subsequently did purchase the remaining 25% minority interest and certain assets from the minority owner of GlobalNet, L.L.C. for $2,000,000 and $127,198, respectively. The purchase of the minority interest increased DTA's interest in GlobalNet, L.L.C. to 100% and was accounted for under the purchase method of accounting.

On March 21, 2002, GlobalNet, Inc. merged with a subsidiary of The Titan Corporation (Titan or Parent). In the merger, a wholly owned subsidiary of Parent merged into GlobalNet and all of GlobalNet's outstanding common shares and certain outstanding stock options and warrants were converted into Parent common shares, options and warrants, plus cash in lieu of fractional shares. The merger had an aggregate equity transaction value of approximately $31.0 million. The transaction was accounted for as a purchase. The excess of the purchase price of $31.0 million over the estimated fair market value of the net liabilities acquired of approximately $19.3 million was approximately $50.3 million, which was allocated to goodwill. After the merger, Parent reduced the number of shares of common stock outstanding in GlobalNet from 37,617,637 shares to 1,000 shares and converted GII into a single member Delaware limited liability company, GlobalNet International, L.L.C., in which GlobalNet is the sole member.

On July 11, 2002, Titan made the decision to exit its telecommunications business and to sell GlobalNet. At that time, Titan determined that there had been an impairment of the carrying value of GlobalNet's goodwill of approximately $50.3 million in accordance with SFAS No. 142. The measurement of this impairment was evident based upon estimates of fair value, as determined by recent offers received by Titan from potential buyers, compared to the carrying value of the asset. In accordance with Staff Accounting Bulletin No. 54 and No. 73, the Company has "pushed down" to its stand-alone consolidated financial statements the purchase accounting adjustments and the subsequent write-off of goodwill recorded by Parent. As a result, the consolidated financial information for the period after the merger is presented on a different cost basis than that for the periods before the merger and, therefore, is not comparable.

As described in Note 10, on August 25, 2003, iDial Networks, Inc. acquired all the outstanding common stock of GlobalNet from Titan.

The Company is subject to risks and uncertainties common to growing telecommunications-based companies, including rapid technological changes, low costs to customers of switching from carrier to carrier, failed alliances, and pricing pressures in the international long distance market.

(2) Basis of Financial Statement Preparation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements and should be read in conjunction with the Notes to Consolidated Financial Statements contained in the Company's audited financial statements as of and for the year ended December 31, 2002.

The accompanying financial information includes all normal recurring adjustments which are considered necessary by the Company's management for a fair presentation of the financial position, results of operations and cash flows for the periods presented. However, these results are not necessarily indicative of results for a full fiscal year.

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3) Restructuring Charges

The Company recorded a restructuring charge of $1,113,112 for the year ended December 31, 2002, which was increased by $987 for the six months ended June 28, 2003. Approximately $279,000 of the restructuring charge is related to the severance payment for certain employees terminated in July 2002 as part of a restructuring plan to reduce headcount and operating expenses.

Approximately $673,000 of the restructuring charge is related to lease agreements for circuits that the Company discontinued in July 2002 as a result of the Company's strategy to consolidate traffic in certain facilities in order to realize synergies and reduce operating costs. The charge represents the future payments for the remaining terms of those lease agreements.

Approximately $61,000 of the restructuring charge corresponds to the cost of closing the Company's office in Marietta, Georgia. The charge includes the future lease payments for the remaining term of the lease agreement and the moving expenses.

The remaining $101,000 of the restructuring charge is related to the Company's headquarters in Lombard, Illinois. The Company recorded a charge of 50% of the lease cost of its offices in Lombard for the remaining term of the lease agreement as a result of the current underutilization of the office space.

The table below shows the expenses applied against the restructuring reserve for the six months ended June 28, 2003:

                                                     Balance of                           Balance of
                                                    Restructuring          Expenses       Restrucuring
                                                       Reserve             applied         Reserve
                                                     Decemeber 31,         against         June 28,
                                                        2002               reserve         2003
                                                    -----------------  -----------------  ----------------
Severance payments                                     $           -    $             -    $            -
Unused circuit leases                                        441,933           (178,785)          263,148
Closing costs of Marietta office                              13,554            (11,991)            1,563
Underutilization cost of Lombard office                       71,335            (30,458)           40,877
                                                    ------------------ -----------------  ----------------
                                                       $     526,822    $      (221,234)   $      305,588
                                                    ================== =================  ================

4) MCI Payment Agreement

On February 27, 2002, the Company entered into an agreement with MCI WorldCom Network Services, Inc. (MCI) to refinance a $6,083,414 balance of past due payables (Payment Agreement). On March 31, 2003, the Company made the final balloon payment of $3,633,414 under the Payment Agreement.

As described in Note (10), on July 15, 2003, GlobalNet entered into a $4,870,593 promissory note payable to MCI.

(5) Related Parties

On January 6, 2002, GlobalNet and Titan entered into a secured note purchase agreement that was subsequently amended on August 30, 2002. Pursuant to this agreement, GlobalNet's outstanding debt at June 28, 2003 was $12,326,332, including accrued interest at 8% per annum of $1,026,332. Interest expense for the six months ended June 28, 2003 was $471,731.

The intercompany payable balance (net of receivable) with Titan increased from $1,761,991 at December 31, 2002 to $3,161,258 at June 28, 2003 as a result of expenses paid by Titan on behalf of the Company and additional funding provided by Titan to the Company.

GlobalNet provides long-distance termination services in the United States to TTN Guatemala, a former subsidiary of Titan. The total amount invoiced by the Company to TTN Guatemala for these services amounted to $74,436 for the six months ended June 28, 2003.

(6) Credit and Business Concentrations

SFAS No. 105, Disclosure of Information About Financial Instruments With Off-Balance Sheet Risk, requires disclosure of any significant off-balance sheet and credit risk concentrations. The Company has no significant off-balance-sheet concentrations such as foreign exchange contracts, option contracts or other foreign hedging arrangements. The Company maintains the majority of its cash in one financial institution.

A significant portion of the Company's revenue is concentrated among a few large customers. The largest customer represented 50% and 63% of total revenue for the six months ended June 28, 2003 and June 29, 2002, respectively. The next three largest customers represented 30% and 22% of total revenue for the six months ended June 28, 2003 and June 29, 2002, respectively. Accounts receivable from the largest three customers at June 28, 2003 were approximately $2,811,902, net of a reserve for uncollectible accounts of approximately $705,000.

GlobalNet's primary customer, Global Crossing Ltd. (Global Crossing), filed for protection under Chapter 11 of the United States Bankruptcy code in January 2002. As of the date of petition, Global Crossing maintained an outstanding balance due to the Company of $705,000, which has been included in the allowance for doubtful accounts at December 31, 2002. Subsequent to the bankruptcy filing, Global Crossing has resumed business with GlobalNet on substantially similar terms and for similar volumes as prior to the filing.

The Company currently uses one primary wholesale carrier voice and fax telecommunication services provider. Amounts due to this supplier were $14,740,633 at June 28, 2003 and the Company's receivable from the supplier amounted to $50,337. An unfavorable change in this supplier's payment terms or a change in primary supplier could have an adverse effect on the Company's business and liquidity.

(7) Geographic and Business Segment Information

The Company has adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which establishes standards for reporting information regarding operating segments in annual financial statements and requires select information for those segments to be presented in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and assess performance. The Company's chief decision-maker, as defined under SFAS No. 131 is the Chief Executive Officer. To date, the Company has viewed its operations and manages its business as one operating segment - telecommunication services.

Data relating to the Company's operations by geographic area is set forth below:

                                        United States           Mexico             Other               Total
                                      -----------------   -----------------  -----------------   -----------------
Six Months Ended June 28, 2003
     Revenues                          $            --         40,225,552         13,796,677     $     54,022,229
Six Months Ended June 29, 2002
     Revenues                                       --         40,016,903          7,913,544           47,930,447
At June 28, 2003
     Identifiable assets               $     2,915,544                 --                 --     $      2,915,544
At December 31, 2002
     Identifiable assets               $     3,317,141                 --                 --     $      3,317,141


The Company's revenues are primarily generated by providing telecommunication services to Mexico and other Latin America countries on behalf of the Company's customers. However, all of the tangible assets of the Company are located in the United States.

(8) Litigation

The Company is from time to time subject to litigation incidental to its business. The Company believes that the results of the following asserted and potential litigation and other potential legal proceedings will not have a material adverse effect on its business, financial condition, results of operations, or liquidity of the Company.

The XEX Consulting Company, Inc. - In November 2001, an action was filed against the Company and others by XEX Consulting Company, Inc. (XEX). The Complaint alleged, among other things, that the defendants engaged in a fraudulent scheme of manipulating the market for GlobalNet common stock and failed to disclose certain matters. The plaintiff seeks compensatory damages in the amount of $3 million together with punitive damages. On June 25, 2003, the Company and XEX reached a settlement agreement, whereby XEX agreed to voluntarily dismiss its complaint against the Company without prejudice in exchange for no monetary consideration.

Wholesale Telecom Corporation - In October 2001, GlobalNet filed a complaint against Wholesale Telecom Corporation (WTC) in the Circuit Court of the 11th Judicial Circuit for Dade County (Florida) seeking to recover $536,579 (plus interest since October 23, 2000) of past-due unpaid amounts for telecom services provided by GlobalNet. In June 2002, WTC filed a counterclaim alleging violations of the Communications Act and fraud, and seeking punitive damages in excess of $1 million. The counterclaim alleges that the Company has "knowingly issued fraudulent invoices". GlobalNet believes that it has good and meritorious defenses against the counterclaim.

Manuel Dreyfus - On February 25, 2003, Manuel Dreyfus filed a complaint against GlobalNet and its former President. The complaint seeks to recover $40,000 of expenses that the plaintiff claims to have incurred on behalf of Global Telekom Ventures, Inc. (GTV), a company owned by the Company's former President, in 1998 and 1999. GlobalNet has never had an equity interest and/or a commercial relationship with GTV. The plaintiff also alleges that he had an oral one-year employment agreement with GlobalNet and that he was verbally granted 100,000 shares of GlobalNet's common stock. The plaintiff alleges that GlobalNet was in breach of this oral employment agreement when he was terminated in November 2000 and that he is owed 100,000 shares of GlobalNet's common stock. GlobalNet believes that it has good and meritorious defenses against the complaint and has filed a motion to dismiss.

Interwest Transfer Co., Inc. - Interwest Transfer Co., Inc. (Interwest) was the transfer agent of Rich Earth, Inc. (Rich Earth), a publicly traded shell company acquired by GlobalNet in a "reverse merger" transaction in May 2000. Interwest is currently a defendant in the litigation between two former shareholders of Rich Earth over the ownership of a stock certificate. Under the transfer agent agreement between Interwest.

and Rich Earth, GlobalNet (as the successor company of Rich Earth) is indemnifying Interwest from any potential loss (and legal expenses) that could arise from such litigation. The Company believes that the resolution of this litigation will not have a material adverse effect on the Company.

Star Telecommunications, Inc. - On May 15, 2003, an action was commenced in the United States Bankruptcy Court for the District of Delaware against GlobalNet by the Liquidating Trustee of the Star Creditors' Liquidating Trust (Star Creditors' Liquidating Trust). The complaint alleges that GlobalNet received preferential payments of $754,548 from Star Telecommunications, Inc. (Star) within the 90 days prior to Star's Chapter 11 bankruptcy filing on March 13, 2001 and seeks the refund of these payments. On September 9, 2003, GlobalNet accepted a proposal from Star Creditors' Liquidating Trust to settle this matter for $15,000 in exchange for a mutual release.

(9) Management's Plans and Intentions for Continuing Operations

The Company has negative working capital at June 28, 2003 and has experienced negative operating cash flows as well as continuing net losses for the six months ended June 28, 2003 and the year ended December 31, 2002. Additionally, the Company has experienced significant operating losses since its inception in 1996.

Management's focus has been on reducing operating expenses and increasing revenues from existing customers in order to enhance the internal generation of cash flows. As a result of these efforts, the Company has been able to maintain a positive EBITDA for the six months ended June 28, 2003. Management is also exploring different alternatives to address its short-term and long-term financing needs, including raising equity and debt financings. There can be no assurances, however, that the Company will be successful in implementing any of these alternatives.

Management continues to believe that the Company is well suited to take advantage of the current market opportunities. The Company will continue to aggressively pursue business in higher-margin geographic regions and monitor costs.

(10) Subsequent Events

On August 25, 2003, iDial Networks, Inc. (iDial) consummated the purchase of all the outstanding common stock of GlobalNet from Titan. Prior to that, on May 20, 2003, Titan had entered into a Stock Purchase Agreement with GlobalNet Systems, Inc. (GlobalNet Systems), a Florida corporation and a wholly owned subsidiary of Growth Enterprise Fund (GEF), a Panamanian corporation. On August 21, 2003, iDial entered into an Assignment and Assumption of the Stock Purchase Agreement with GEF, GlobalNet Systems and Titan (the Assignment), whereby GlobalNet Systems transferred all its rights and obligations under the Stock Purchase Agreement, including the right to receive all the outstanding common stock of GlobalNet, to iDial.

In connection with the Stock Purchase Agreement and the Assignment, promissory notes and accrued interest payable in the aggregate amount of approximately $15.6 million payable by GlobalNet to Titan were assigned to iDial.

On July 15, 2003, GlobalNet entered into a two-year promissory note with MCI WorldCom Network Services, Inc. (MCI) to refinance an open payable balance to MCI of approximately $4,870,593 (the Note). The Note bears interest at 6% per annum and has 23 monthly payments of $220,000 and a final payment of $114,906 which is due on June 30, 2005. In connection with the Note, the Company entered into a Security Agreement with MCI, whereby GlobalNet pledged all its assets as collateral for all the obligations and indebtedness of the Company with MCI.

On August 27, 2003, GlobalNet made a $60 million revenue commitment to MCI for a period of two years commencing September 1, 2003 (the Revenue Commitment). The Revenue Commitment contains a price protection mechanism that allows GlobalNet to terminate the Revenue Commitment by paying off the outstanding balance of the
Note in the event that MCI's sell rates to the Company become less competitive than the sell rates available from other telecom providers.

EXHIBIT B
                          UNAUDITED PRO FORMA CONDENSED

                        CONSOLIDATED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed consolidated financial information gives effect to the acquisition of GlobalNet, Inc. (GlobalNet) by iDial Networks, Inc. (iDial) with GlobalNet identified as the accounting acquiror under the purchase method of accounting in accordance with SFAS No. 141. These pro forma condensed statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The pro forma condensed consolidated financial statements do not purport to represent what the consolidated results of operations or financial position of GlobalNet would actually have been if the acquisition of GlobalNet by iDial had in fact occurred on the dates that we refer to below, nor do they purport to project the results of operations or financial position of GlobalNet for any future period or as of any date, respectively.

Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair market values. The excess of the purchase price, including estimated fees and expenses related to the acquisition, over the net assets acquired is classified as goodwill on the accompanying unaudited pro forma condensed consolidated balance sheet. As described in Note [4] to the unaudited pro forma condensed consolidated financial statements, the Company obtained an independent valuation for purposes of determining the fair value and related purchase price allocation of the acquisition.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2003, was prepared by combining the historical balance sheet at June 28, 2003 for GlobalNet with the historical balance sheet at June 30, 2003, for iDial giving effect to the acquisition as though it had been completed on June 30, 2003.

The unaudited pro forma condensed consolidated statements of operations for the periods presented were prepared by combining GlobalNet's statements of operations for the six months ended June 28, 2003 and the year ended December 31, 2002 with iDial statements of operations for the same periods, giving effect to the acquisition as though it had occurred on January 1, 2002. These unaudited pro forma condensed consolidated financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger.

                    iDial Networks, Inc.
                   Unaudited Pro Forma Combined Balance Sheet
                               As of June 30, 2003

                                                                                             Pro Forma                   Pro Forma
                                                        GlobalNet [1] iDial [2]    Total       Adjust         Ref.         Combined
                                                       ------------- ------------- ------------ ------------ ---------- ------------
                                  Assets
Current assets:
     Cash ............................................ $  4,534,423      104,725     4,639,148      70,000     [4][6]     4,709,148
     Accounts receivable, net ........................    3,597,797      191,909     3,789,706          --                3,789,706
     Prepaid expenses and other current assets .......      292,822      163,958       456,780          --                  456,780
     Carrier deposits ................................      572,139       29,658       601,797          --                  601,797
                                                       ------------- ------------- ------------ ------------ ---------- ------------
                 Total current assets ................    8,997,181      490,249     9,487,430      70,000                9,557,430
Property and equipment, net ..........................    2,915,544      573,866     3,489,410          --                3,489,410
Deposit on Letter of Intent ..........................         --        331,300       331,300          --                  331,300
Intangible assets, net ...............................         --         64,500        64,500   4,211,000      [4]       4,275,500
Goodwill .............................................         --             --            --  42,019,777      [4]      42,019,777
Other assets .........................................         --         82,914        82,914     180,000      [6]         262,914
Note receivable from GlobalNet .......................         --             --            --          --     [4][5]            --
                                                        ------------ ------------- ------------ ------------ ---------  ------------
                 Total assets ........................  $11,912,725    1,542,829    13,455,554  46,480,777               59,936,330
                                                        ============ ============= ============ ============ =========  ============
              Liabilities and Stockholders' Deficit
Current liabilities:
     Accounts payable ................................ $  3,269,813    1,202,305     4,472,118          --                4,472,118
     Due to MCI ......................................   14,740,633           --    14,740,633          --               14,740,633
     Accrued expenses ................................      602,415      806,367     1,408,783          --                1,408,783
     Payable to related parties, net of receivable ...    3,161,258      169,424     3,330,682  (3,161,258)      [5]        169,424
     Restructuring reserve ...........................      305,588           --       305,588          --                  305,588
     Deferred revenue ................................       63,571      108,788       172,360          --                  172,360
     Current portion of notes payable ................           --      154,914       154,914          --                  154,914
     Current portion of capital lease obligations ....    3,997,638        1,568     3,999,206          --                3,999,206
     Note payable to Parent ..........................   12,326,332           --    12,326,332 (12,326,332)      [5]             --
     Note payable to Growth ..........................           --           --            --     500,000       [4]        500,000
     New note payable to Titan .......................           --           --            --   1,500,000       [4]      1,500,000
     Current portion of mandatorily redeemable
     preferred stock .                                           --           --            --   1,225,000       [4]      1,225,000
                                                        -------------  ------------ ------------ -----------            ------------
                 Total current liabilities ...........   38,467,248    2,443,367    40,910,615 (12,262,590)              28,648,025

Capital lease obligations, net of current portion ....      756,134           --       756,134          --                  756,134
Note payable, less current portion ...................           --        3,094         3,094          --                    3,094
Note payable - stockholders, net of discount .........           --    1,416,751     1,416,751  (1,416,751)     [6] [7]          --
Mandatorily redeemable preferred stock ...............           --           --            --  14,375,000        [4]    14,375,000
Stockholders' deficit:
     Common stock ....................................           --    1,340,936     1,340,936  24,261,830        [4]    25,602,766
     Additional paid-in-capital ......................   31,001,282   19,352,160    50,353,442  (1,490,192)   [3] [4][7] 48,863,251
     Accumulated deficit .............................  (58,311,940) (23,013,479) (81,325,419)  23,013,479        [3]   (58,311,940)
     Deferred compensation ...........................           --           --           --           --                       --
                                                        ------------- ------------ ------------ ------------            ------------

         Total stockholders' deficit .................  (27,310,658)  (2,320,383) (29,631,041)  45,785,118               16,154,077
                                                        ------------ ------------ ------------ -------------            ------------
         Total liabilities and stockholders' deficit .  $11,912,725    1,542,829   13,455,554   46,480,777               59,936,330
                                                        ============ ============ ============ =============            ============

                              iDial Networks, Inc.
              Unaudited Pro Forma Combined Statement of Operations
                     For the Six Months Ended June 30, 2003

                                                                                                  Pro Forma            Pro Forma
                                                   GlobalNet [1]    iDial [2]      Total         Adjustments   Ref.     Combined
                                                   ------------- ------------  --------------  ------------- -------- --------------
 Revenue                                            $ 54,022,229    3,359,192      57,381,421              -             57,381,421
Operating expenses:
     Data communications and telecommunications       50,238,410    2,165,089      52,403,499              -             52,403,499
     Network operations                                1,892,422       50,260       1,942,682              -              1,942,682
     Selling and marketing                               219,091    1,091,405       1,310,496              -              1,310,496
     General and administrative                        1,146,490    1,214,527       2,361,017              -              2,361,017
     Restructuring charges                                   987            -             987              -                    987
     Corporate allocations                                 4,440            -           4,440              -                  4,440
     Bad debt expense                                          -        8,486           8,486              -                  8,486
     Depreciation and amortization                       777,818      204,230         982,048        405,483   [12]       1,387,531
                                                   -------------- ------------ ---------------  -------------         --------------
                  Total operating expenses            54,279,658    4,733,997      59,013,655        405,483             59,419,139
                                                   -------------- ------------ ---------------  -------------         --------------
                  Operating loss                        (257,429)  (1,374,805)     (1,632,234)      (405,483)            (2,037,718)
Interest on note payable to Parent                      (471,731)           -        (471,731)             -               (471,731)
Interest expense, net                                   (300,739)    (617,182)       (917,921)      (105,000)  [11]      (1,022,921)
Gain (loss) from sale of assets                                -      (26,182)        (26,182)             -                (26,182)
Noncash financing cost                                         -            -               -       (643,333) [9][10]      (643,333)
                                                   -------------- ------------ --------------- --------------         --------------
                  Loss from continuing operations     (1,029,899)  (2,018,169)     (3,048,068)    (1,153,817)            (4,201,884)
Gain (loss) from discontinued operations                       -            -               -              -                      -
Income taxes                                                   -            -               -              -                      -
                                                    ------------- ------------ --------------- --------------         --------------
                 Net loss                           $ (1,029,899)  (2,018,169)     (3,048,068)    (1,153,817)            (4,201,884)
Preferred stock dividend                                       -            -               -       (359,375)   [8]        (359,375)
                                                   -------------- ------------ ---------------  -------------         --------------
               Net loss applicable to common shares   (1,029,899)  (2,018,169)     (3,048,068)    (1,513,192)            (4,561,259)
                                                   ============== ============ ===============  =============         ==============

Weighted average shares outstanding                               162,382,488     162,382,488  4,852,366,088          5,014,748,576
                 Loss per share                                         (0.01)          (0.02)         (0.00)                 (0.00)
                                                   ============== ============ ===============  =============         ==============
 Supplemental presentation of loss per share
 given effect a 150 to 1 reverse
 stock split:
Weighted average shares outstanding                                 1,082,550       1,082,550     32,349,107             33,431,657
                 Loss per share                                         (1.86)          (2.82)         (0.05)                 (0.14)
                                                   ============== ============ ===============  =============         ==============

                              iDial Networks, Inc.
              Unaudited Pro Forma Combined Statement of Operations
                      For the Year Ended December 31, 2002

                                                                                              Pro Forma                 Pro Forma
                                                   GlobalNet [1]   iDial [2]      Total       Adjustments     Ref.      Combined
                                                 --------------- ------------ -------------- -------------- --------- --------------
Revenue                                          $   98,977,054   11,575,276    110,552,330            -                110,552,330
Operating expenses:
     Data communications and
     telecommunications                              90,797,555    7,613,256     98,410,811            -                 98,410,811
     Network operations                               5,003,058      174,635      5,177,693            -                  5,177,693
     Selling and marketing                              675,499    2,222,509      2,898,008            -                  2,898,008
     General and administrative                       4,343,194    2,731,516      7,074,710            -                  7,074,710
     Restructuring charges                            1,113,112            -      1,113,112            -                  1,113,112
     Fixed asset write-off                            4,145,564            -      4,145,564            -                  4,145,564
     Goodwill write-off                              50,300,000            -     50,300,000            -                 50,300,000
     Corporate allocations                                8,883            -          8,883            -                      8,883
     Bad debt expense                                   726,057       22,679        748,736            -                    748,736
     Depreciation and amortization                    3,126,571      346,274      3,472,845      810,967      [12]        4,283,812
     Noncash stock compensation                       5,318,124            -      5,318,124            -                  5,318,124
                                                 --------------- ------------ -------------- --------------           --------------
        Total operating expenses                    165,557,617   13,110,869    178,668,486      810,967                179,479,453
                                                 --------------- ------------ -------------- --------------           --------------
        Operating loss                              (66,580,563)  (1,535,593)   (68,116,156)    (810,967)               (68,927,123)
Interest on note payable to Parent                     (554,601)           -       (554,601)           -                   (554,601)
Interest expense, net                                  (968,898)    (543,662)    (1,512,560)    (210,000)     [11]       (1,722,560)
Gain from sale of assets                                      -        1,816          1,816            -                      1,816
Gain from settlement of vendor contract                       -    1,169,589      1,169,589            -                  1,169,589
Gain on extinguishment of liabilities, net                    -      387,734        387,734            -                    387,734
Noncash financing cost                               (1,284,651)           -     (1,284,651)  (2,703,418)   [9][10]      (3,988,069)
                                                 --------------- ------------ -------------- --------------           --------------
        Loss from continuing operations             (69,388,713)    (520,116)   (69,908,829)  (3,724,384)               (73,633,213)
Gain (loss) from discontinued operations                      -   (1,175,441)    (1,175,441)           -                 (1,175,441)
Income taxes                                                  -            -              -            -                          -
                                                 --------------- ------------ -------------- --------------           --------------
        Net loss                                 $  (69,388,713)  (1,695,557)   (71,084,270)  (3,724,384)               (74,808,654)
Preferred stock dividend                                      -            -              -     (718,750)     [8]          (718,750)
                                                 --------------- ------------ -------------- --------------           --------------
        Net loss applicable to common shares        (69,388,713)  (1,695,557)   (71,084,270)  (4,443,134)               (75,527,404)
                                                 =============== ============ ============== ==============           ==============

Weighted average shares outstanding                               94,893,522     94,893,522  4,852,366,088            4,947,259,610
        Loss per share                                                 (0.02)         (0.75)         (0.00)                   (0.02)
                                                 =============== ============ ============== ==============           ==============
Supplemental presentation of loss per share
given effect a 150 to 1 reverse stock split:
Weighted average shares outstanding                                 632,623         632,623     32,349,107               32,981,731
        Loss per share                                                (2.68)        (112.36)         (0.14)                   (2.29)
                                                 =============== ============ ============== ==============           ==============

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


[1] The historical financial statements of GlobalNet. for the year ended December 31, 2002 are derived from audited consolidated financial statements and for the six months ended June 30, 2003 are derived from unaudited condensed consolidated financial statements of GlobalNet, all of which are presented elsewhere in this information statement.

[2] The historical financial statements of iDial for the year ended December 31, 2002 are derived from audited consolidated financial statements and for the six months ended June 30, 2003 are derived from unaudited condensed consolidated financial statements which have been previously filed on its Forms 10-KSB and 10-QSB with the Securities and Exchange Commission, respectively. Certain reclassifications were made to iDial's condensed consolidated financial statements to conform them to the presentation of GlobalNet's financial statements.

[3] To reclassify iDial's accumulated deficit of $23,013,000 to additional paid-in-capital.

[4] The acquisition of GlobalNet by iDial has been reflected under the purchase method of accounting in accordance with SFAS No. 141, with GlobalNet identified as the accounting acquiror. The shareholder of GlobalNet prior to the acquisition, will beneficially own 60% of the voting interest in iDial after the transaction and as a result of the change in control of iDial, the transaction has been accounted for as a reverse acquisition of iDial by GlobalNet

The purchase price of consideration was determined as follows:

 Value of shares to be issued                        $ 39,819,263
 New note payable to Titan                              1,500,000
 Note payable to GEF                                      500,000
 Cash paid to Titan                                     1,500,000
 Assumed current liabilities                            2,443,367
 Assumed long-term debt                                 1,419,845
 Preferred Stock                                       15,600,000
                                             ---------------------
                                                     $ 62,782,475
                                             ---------------------

Bearing Point performed a valuation of iDial and determined that the enterprise value of iDial was $39.8 million based on the value of the shares (fully diluted) retained by the shareholders of iDial after the transaction. Those shares were valued using the average stock price of iDial during the five days before and the five days after August 27, 2003, the date on which the transaction was publicly announced. As part of the purchase price, we have also included all the assumed liabilities.

In connection with the transaction, GEF assigned to iDial a Note of $15.6 million payable by GlobalNet in exchange for 100,000 shares of Series A Preferred Stock with a stated value of $106 per share and 100,000 shares of Series B Preferred Stock with a stated value of $50 per share. Commencing on December 31, 2003, iDial is required to pay $118,910 of the Series A Preferred Stock and $56,090 of the Series B Preferred Stock on the first business day of each month. Accordingly, $1,225,000 representing seven monthly payments of the Series A and Series B Preferred Stock have been classified in current liabilities.

The allocation of the purchase price was as follows:


              Current assets                                       $ 490,242
              Note receivable from GlobalNet                      15,487,590
              Property and equipment, net                            573,866
              Identified intangible assets                         4,211,000
              Goodwill                                            42,019,777
                                                         --------------------
                                                                $ 62,782,475
                                                         --------------------


Bearing Point performed an independent valuation of iDial for purposes of determining the fair value and related purchase price allocation of the acquisition. As a result of this independent valuation, the Company identified approximately $4.2 million of intangible assets of which approximately $3.3 million was allocated to customer list with an estimated life of 5 years and $0.9 million was allocated to acquired technology with an estimated useful life of 6 years. The Company allocated to goodwill the difference between the purchase price of $62.8 million and the fair market value of iDial's assets of $1.1 million, the Note receivable from GlobalNet of $15.5 million and the identified intangible assets of $4.2 million.

[5] To eliminate GlobalNet's note payable to Parent and the payable to related parties balances totaling $15,488,000 against iDial's note receivable from GlobalNet in the same amount.

[6] To record the $1,750,000 convertible note payable to NIR and the $180,000 of debt issuance cost related to the note. The convertible note was issued to finance the payment to Titan in connection with the transaction.

[7] To record the additional debt discount of $1,416,751 for the convertible notes issued to shareholders and consultants and the debt discount of $1,750,000 for the convertible note payable to NIR as described in Note [6] above.

[8] To record the 5% dividend on the Series A and Series B Preferred Stock issued to GEF.

[9] To amortize the additional debt discount for the $1,416,751 convertible note and the debt discount for the $1,750,000 convertible note. The debt discount for the $1,416,751 note was fully amortized in 2002 because this note was immediately convertible into iDial's shares of common stock. The debt discount for the $1,750,000 note was amortized over a period of 18 months as a result of the restrictions on the ability of the holders to convert the note which limits the note holder's ownership of iDial's outstanding common stock to less than 5%. It is estimated that as a result of such limitations the note will be converted over a period of 18 months.

[10] To amortize the debt issuance cost described in Note [6] over 18 months.

[11] To accrue 12% interest per annum on the $1,750,000 convertible note described in Note [6] above.

[12] To amortize the identified intangible assets over the estimated lives. The customer list of approximately $3.3 million was amortized over 5 years and the acquired technology of approximately $0.9 million was amortized over 6 years.